                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                            JMAR TECHNOLOGIES, INC.,


                           JMAR/SAL LITHOGRAPHY, INC.,

                                       and

                    SEMICONDUCTOR ADVANCED LITHOGRAPHY, INC.


                              Dated: July 24, 2001

                                TABLE OF CONTENTS

                                                                                            Page
ARTICLE I. DEFINITIONS AND INTERPRETATION PROVISIONS.........................................1
   1.1  Affiliate............................................................................1
   1.2  Amendment Number 2...................................................................2
   1.3  Average Trading Price................................................................2
   1.4  Benefit Arrangement..................................................................2
   1.5  Business Plan........................................................................2
   1.6  Creditor Note Conditions.............................................................2
   1.7  DI Modification Agreement............................................................2
   1.8  Employee Plans.......................................................................2
   1.9  Encumbrances.........................................................................3
   1.10   ERISA..............................................................................3
   1.11   ERISA Affiliate....................................................................3
   1.12   Escrow Termination Date............................................................3
   1.13   Exchange Act.......................................................................3
   1.14   First Stockholder Conditions.......................................................3
   1.15   GAAP...............................................................................3
   1.16   Intellectual Property..............................................................3
   1.17   JMAR Common Stock..................................................................4
   1.18   JMAR Disclosure Schedule...........................................................4
   1.19   Knowledge..........................................................................4
   1.20   Major Stockholder..................................................................4
   1.21   Material Adverse Effect............................................................4
   1.22   Modification Agreement.............................................................4
   1.23   Multiemployer Plan.................................................................4
   1.24   NASD...............................................................................4
   1.25   Nasdaq-NMS.........................................................................4
   1.26   PBGC...............................................................................4
   1.27   Pension Plan.......................................................................4
   1.28   Permit.............................................................................5
   1.29   Person.............................................................................5
   1.30   Qualifying Order...................................................................5
   1.31   Related Party......................................................................5
   1.32   SAL Disclosure Schedule............................................................5
   1.33   SEC................................................................................5
   1.34   Second Stockholder Conditions......................................................5
   1.35   Securities Act.....................................................................5
   1.36   Source Delivery Extension..........................................................6
   1.37   Stockholder........................................................................6
   1.38   Stockholder Earn-Out Conditions....................................................6
   1.39   Subsidiary.........................................................................6
   1.40   Taxes..............................................................................6
   1.41   Tax Returns........................................................................6

   1.42   Transaction Costs..................................................................6
   1.43   Welfare Plan.......................................................................6
   1.44   X-Ray System.......................................................................7
   1.45   Other Defined Terms................................................................7
   1.46   Interpretation Provisions..........................................................8

ARTICLE II. THE MERGER.......................................................................9
   2.1  The Merger...........................................................................9
   2.2  Effect of the Merger.................................................................9
   2.3  Effective Time.......................................................................9
   2.4  Directors and Officers..............................................................10
   2.5  Certificate of Incorporation; Bylaws................................................10
   2.6  Taking of Necessary Action; Further Action..........................................10
   2.7  The Closing.........................................................................10
   2.8  Tax Consequences....................................................................10

ARTICLE III. CONVERSION OF SECURITIES.......................................................11
   3.1  Conversion of Securities............................................................11
   3.2  Earn-Out Consideration..............................................................11
   3.3  No Further Rights in SAL Stock......................................................13
   3.4  Stock Transfer Books................................................................13
   3.5  Escrow Account......................................................................13
   3.6  Fractional Shares...................................................................14
   3.7  Dissenting Shares...................................................................14
   3.8  Surrender of Shares of SAL Stock; Issuance of Closing Shares........................15

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF SAL...........................................16
   4.1  Due Organization....................................................................16
   4.2  Capitalization of SAL...............................................................16
   4.3  Subsidiaries........................................................................17
   4.4  Authorization.......................................................................17
   4.5  Non-Contravention...................................................................17
   4.6  Consents and Approvals..............................................................17
   4.7  Financial Statements................................................................18
   4.8  No Undisclosed Liabilities..........................................................19
   4.9  No Changes..........................................................................19
   4.10   Accounts Receivable...............................................................21
   4.11   Title to and Condition of Assets..................................................22
   4.12   Leases, Premises..................................................................22
   4.13   Contracts and Commitments.........................................................22
   4.14   Litigation, Proceedings and Applicable Law........................................23
   4.15   Compliance with Law...............................................................23
   4.16   Insurance.........................................................................24
   4.17   Employee Benefit Plans............................................................24
   4.18   Labor Matters.....................................................................28
   4.19   Warranty..........................................................................28
   4.20   Tax Matters.......................................................................28

   4.21   Environmental Matters.............................................................30
   4.22   Customers and Suppliers...........................................................32
   4.23   Books and Records.................................................................32
   4.24   No Brokers........................................................................32
   4.25   Powers of Attorney................................................................32
   4.26   Transactions With Related Parties.................................................33
   4.27   Intellectual Property.............................................................33
   4.28   Identification of Depositories and Authorities....................................36
   4.29   Governmental Permits..............................................................36
   4.30   Legal and Tax Advice..............................................................36
   4.31   Vote Required.....................................................................36
   4.32   Disclosure........................................................................37
   4.33   Tax Treatment.....................................................................37

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF JMAR AND ACQUISITION...........................37
   5.1  Due Organization....................................................................37
   5.2  Authorization.......................................................................37
   5.3  Non-Contravention...................................................................38
   5.4  SEC Documents.......................................................................38
   5.5  Consents and Approvals..............................................................38
   5.6  JMAR Common Stock...................................................................38
   5.7  No Material Adverse Change..........................................................39
   5.8  No Brokers..........................................................................39

ARTICLE VI. PRE-CLOSING COVENANTS...........................................................39
   6.1  Conduct of Business by SAL Pending the Closing......................................39
   6.2  Further Assurances..................................................................40
   6.3  No Solicitation.....................................................................41
   6.4  Affiliates' Letters.................................................................41
   6.5  Access to Information, Properties and Personnel.....................................41
   6.6  Confidential Information............................................................42
   6.7  Notification of Certain Matters.....................................................42
   6.8  Consents............................................................................43
   6.9  Stockholder Approval................................................................43
   6.10   SAL Stock Options; SAL Warrants and Convertible Debt..............................44
   6.11   Public Statements and Press Releases..............................................44
   6.12   Liabilities of SAL................................................................44
   6.13   Updated Financial Information.....................................................44

ARTICLE VII. CONDITIONS TO CLOSING..........................................................45
   7.1  Conditions to Each Party's Obligation to Effect the Merger..........................45
   7.2  Conditions to SAL's Obligation to Effect the Merger.................................45
   7.3  Conditions to JMAR and Acquisition's Obligations to Effect the Merger...............47

ARTICLE VIII. THE STOCKHOLDER/NOTEHOLDER REPRESENTATIVE.....................................50
   8.1  Appointment.........................................................................50
   8.2  Election and Replacement............................................................50

   8.3  Authority...........................................................................50
   8.4  No Liability of JMAR................................................................50
   8.5  Stockholder/Noteholder Representative Liability.....................................51
   8.6  Fees and Expenses of Stockholder/Noteholder Representative..........................51

ARTICLE IX. POST-CLOSING COVENANTS..........................................................51
   9.1  Litigation Support..................................................................51
   9.2  Registration Statement for Resale of JMAR Common Stock..............................52
   9.3  Board of Directors..................................................................52
   9.4  Operation of Surviving Corporation..................................................52
   9.5  Relocation..........................................................................52
   9.6  Corporate Name......................................................................52
   9.7  Tax Matters.........................................................................53
   9.8  Creditor Settlements................................................................53

ARTICLE X. SURVIVAL; INDEMNIFICATION........................................................53
   10.1   Survival of Representations, Etc..................................................53
   10.2   Indemnification...................................................................54
   10.3   Defense of Claims.................................................................55
   10.4   Payment of Damages................................................................56
   10.5   Exclusive Remedy..................................................................57
   10.6   Limitations.......................................................................57
   10.7   Indemnification Dispute Resolution Procedures.....................................57

ARTICLE XI. MISCELLANEOUS...................................................................57
   11.1   Termination.......................................................................57
   11.2   Further Assurances................................................................58
   11.3   Assignment........................................................................59
   11.4   Notices...........................................................................59
   11.5   Entire Agreement; Amendments and Waivers..........................................60
   11.6   Service of Process................................................................60
   11.7   Multiple Counterparts.............................................................60
   11.8   Headings..........................................................................60
   11.9   Exhibits and Schedules............................................................60
   11.10  Governing Law.....................................................................60
   11.11  Construction......................................................................61
   11.12  Expenses..........................................................................61
   11.13  Invalidity........................................................................61
   11.14  Cumulative Remedies...............................................................61
   11.15  Specific Performance..............................................................61

                                    EXHIBITS



EXHIBIT A:        CREDITOR NOTE EARN-OUT CONDITIONS

EXHIBIT B-1:      CERTIFICATE OF MERGER

EXHIBIT B-2:      AGREEMENT OF MERGER

EXHIBIT C:        STOCKHOLDERS TABLE

EXHIBIT D-1:      FORM OF EARN-OUT NOTES

EXHIBIT D-2:      JMAR GUARANTEE

EXHIBIT E:        ESCROW AGREEMENT

EXHIBIT F-1:      ANNUAL FINANCIAL STATEMENTS

EXHIBIT F-2:      INTERIM FINANCIAL STATEMENTS

EXHIBIT G:        AFFILIATE LETTER

EXHIBIT H:        STOCKHOLDERS AGREEMENT

EXHIBIT I:        ASSUMED LIABILITIES

EXHIBIT J:        OPINION OF JOSEPH G. MARTINEZ, ESQ.

EXHIBIT K:        EMPLOYMENT AGREEMENTS

EXHIBIT L-1:      INVESTORS REPRESENTATION CERTIFICATE (U.S.)

EXHIBIT L-2:      INVESTORS REPRESENTATION CERTIFICATE (NON-U.S.)

EXHIBIT M:        OPINION OF GRAVEL AND SHEA

EXHIBIT N:        INTELLECTUAL PROPERTY OPINION

EXHIBIT O:        SAL REPRESENTATION LETTER

EXHIBIT P:        JMAR REPRESENTATION LETTER

EXHIBIT Q:        FORM OF CREDITOR NOTES

                                                               Execution Version

                          AGREEMENT AND PLAN OF MERGER

                This Agreement and Plan of Merger (this "Agreement") is entered into as of July 24, 2001 by and among JMAR Technologies, Inc., a Delaware corporation ("JMAR"), JMAR/SAL Lithography, Inc., a California corporation and wholly-owned subsidiary of JMAR ("Acquisition"), and Semiconductor Advanced Lithography, Inc., a Delaware corporation ("SAL"). Acquisition and SAL are hereinafter sometimes collectively referred to as the "Constituent Corporations."

                                    RECITALS

                A. The parties hereto desire to effect the merger (the "Merger") of SAL with and into Acquisition in accordance with the Delaware General Corporation Law (the "DGCL"), the Corporations Code of the State of California (the "CCC") and the terms of this Agreement, pursuant to which Acquisition will be the surviving corporation and will remain a wholly-owned subsidiary of JMAR.

                B. Pursuant to the Merger, and the terms provided for herein, the outstanding shares of Class AA Common Stock of SAL, par value $.01 per share (the "SAL Class AA Common Stock"), and Class BB Common Stock of SAL, par value $.01 per share (the "SAL Class BB Common Stock" and, together with the SAL Class AA Common Stock, the "SAL Stock"), will be canceled and extinguished and converted into the right to receive the Closing Shares (as defined below) and the Earn-Out Consideration.

                C. For federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the United States Internal Revenue Code of 1986, as amended (the "Code").

                D. JMAR, Acquisition and SAL desire to make certain representations, warranties, covenants and agreements in connection with, and establish various conditions precedent to, the Merger.

                                    AGREEMENT

                NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                    DEFINITIONS AND INTERPRETATION PROVISIONS

        As used herein, the following terms shall have the following meanings:

        1.1 Affiliate. The term "Affiliate" shall mean, when used with reference to a specified Person, (a) any Person who directly or indirectly controls, is controlled by or is under common control with the specified Person, (b) any Person who is an officer, partner or trustee of, or serves in a similar capacity with respect to, the specified Person, or for which the specified Person is an officer, partner or trustee or serves in a similar capacity, (c) any Person who, directly or indirectly, is the beneficial owner of ten percent (10%) or more of any class of equity securities of the specified Person, or of which the specified Person, directly or indirectly, is the owner of ten percent (10%) or more of any class of equity securities or (d) any spouse, parent, sibling or descendent of the specified Person or of the spouse of the specified Person.

        1.2 Amendment Number 2. The term "Amendment Number 2" shall mean that certain Amended and Restated Amendment Number 2 to Technology License and Installment Purchase Agreement dated as of July 9, 2001 by and among SAL, Karl Suss KG-GmbH and Co. and Karl Suss America, Inc.

        1.3 Average Trading Price. The term "Average Trading Price" shall mean the volume-weighted average of the prices in all publicly-reported sales of JMAR Common Stock on the Nasdaq-NMS, or other principal securities exchange or quotation service on which the JMAR Common Stock is then listed for trading, for the ten (10) trading day period ending on the trading day immediately preceding the relevant determination date, with such closing prices adjusted appropriately for any stock splits, stock combinations and the like occurring during such ten-day trading period.

        1.4 Benefit Arrangement. The term "Benefit Arrangement" shall mean any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (ii) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by SAL or an ERISA Affiliate or under which SAL or any ERISA Affiliate may incur any liability, and (iii) covers any employee or former employee of SAL or any ERISA Affiliate (with respect to their relationship with such entities).

        1.5 Business Plan. The term "Business Plan" shall mean the business plan setting forth, among other things, the projected operating results, contemplated financing requirements and related performance milestones of the Surviving Corporation during such period.

        1.6 Creditor Note Conditions. The term "Creditor Note Conditions" shall mean the demonstration, on or prior to March 31, 2002, of satisfaction of the conditions described on Exhibit A under the heading "Creditor Note Conditions."

        1.7 DI Modification Agreement. The term "DI Modification Agreement" shall mean that certain Note Modification Agreement dated as of June 1, 2001 by and between SAL and DI Corporation.

        1.8 Employee Plans. The term "Employee Plans" shall mean all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

        1.9 Encumbrances. The term "Encumbrances" shall mean any claim, lien, pledge, option, charge, easement, security interest, mortgage, right-of-way, encumbrance, right of first refusal or first offer, restriction, reservation or other similar right or interest of any nature of any third party.

        1.10 ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        1.11 ERISA Affiliate. The term "ERISA Affiliate" shall mean any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, SAL, as defined in Section 414(b), (c), (m) or (o) of the Code, or under "common control" with SAL within the meaning of Section 4001(b)(1) of ERISA.

        1.12 Escrow Termination Date. The term "Escrow Termination Date" shall mean the date that is eighteen (18) months after the Closing Date.

        1.13 Exchange Act. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        1.14 First Stockholder Conditions. The term "First Stockholder Conditions" shall mean the demonstration, on or prior to September 30, 2002 (subject to the Source Delivery Extension), of satisfaction of the conditions described on Exhibit A under the heading "First Stockholder Conditions."

        1.15 GAAP. The term "GAAP" shall mean U.S. generally accepted accounting principles, consistently applied.

        1.16 Intellectual Property. The term "Intellectual Property" shall mean all (a) inventions (whether patentable or unpatentable and whether or not reduced to practice), (b) all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (c) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (d) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (e) all mask works and all applications, registrations, and renewals in connection therewith, (f) all trade secrets and confidential business information (including without limitation all ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (g) all computer software (including all source code, data and related documentation) to the extent developed by or exclusively for the businesses of SAL, (h) all Internet domain names, URLs and any content therein, past or present, (i) all proprietary rights to all content of all past and present publications of SAL, whether in print or electronic form, (j) all other proprietary rights and (k) all copies and tangible embodiments thereof (in whatever form or medium).

        1.17 JMAR Common Stock. The term "JMAR Common Stock" shall mean the common stock of JMAR, par value $0.01 per share.

        1.18 JMAR Disclosure Schedule. The term "JMAR Disclosure Schedule" shall mean a schedule delivered by JMAR to SAL on the date hereof, which sets forth exceptions to the representations and warranties contained in Article V hereof and certain information called for by this Agreement.

        1.19 Knowledge. The term "Knowledge" shall mean, with respect to SAL,
(i) the actual knowledge of Daniel Fleming, after due and reasonable inquiry;
(ii) the actual knowledge of Robert Selzer, after due and reasonable inquiry with respect to Section 4.27; or (iii) the actual knowledge of any of the officers or directors of SAL.

        1.20 Major Stockholder. The term "Major Stockholder" shall mean any Stockholder who is the direct or indirect beneficial owner of ten percent (10%) or more of any class of securities of SAL.

        1.21 Material Adverse Effect. The term "Material Adverse Effect" shall mean changes, developments or occurrences which, individually or in the aggregate, have materially adversely affected or would have a material adverse effect on the business, prospects, financial position or results of operations of the entity concerned, taken as a whole with such entity's consolidated subsidiaries.

        1.22 Modification Agreement. The term "Modification Agreement" shall mean that certain Series D and Series E Modification Agreement to be executed in a form reasonably satisfactory to JMAR prior to the Closing Date by and among SAL and the holders of issued and outstanding Series D Subordinated Convertible Promissory Notes of SAL and Series E Subordinated Convertible Promissory Notes of SAL.

        1.23 Multiemployer Plan. The term "Multiemployer Plan" shall mean any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA which SAL or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or has maintained, administered, contributed to or was required to contribute to, or under which SAL or any ERISA Affiliate has or may incur any liability.

        1.24 NASD. The term "NASD" shall mean the National Association of Securities Dealers, Inc.

        1.25 Nasdaq-NMS. The term "Nasdaq-NMS" shall mean the National Association of Securities Dealers, Inc. Automated Quotation System - National Market System.

        1.26 PBGC. The term "PBGC" shall mean the Pension Benefits Guaranty Corporation.

        1.27 Pension Plan. The term "Pension Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which SAL or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or has maintained, administered, contributed to or was required to contribute to, or under which SAL or any ERISA Affiliate has or may incur any liability.

        1.28 Permit. The term "Permit" shall mean any approval, consent, waiver, exemption, variance, franchise, certificate, order, permit, authorization or license of or from any federal, state, local or foreign government, governmental agency, board, tribunal, commission, court or other agency or body with regulatory or governmental authority, including, without limitation, any federal, state, local or foreign zoning, health, environmental protection, pollution, sanitation, safety, siting or building permit or license or authorization.

        1.29 Person. The term "Person" shall mean any individual, corporation, firm, limited liability company, partnership, association, trust, estate or other entity or organization.

        1.30 Qualifying Order. The term "Qualifying Order" shall mean an order from a commercial semiconductor manufacturer for the purchase of an X-Ray System with a sales price of not less than $6,000,000 that provides a positive gross margin to the Surviving Corporation with payment terms that provide for a minimum of ten percent (10%) of the purchase price to be paid on receipt of order, a minimum of fifty percent (50%) of the purchase price to have been paid on factory acceptance by the commercial semiconductor manufacturer at the Surviving Corporation's facility; a minimum of seventy-five percent (75%) of the purchase price to have been paid upon acceptance by the commercial semiconductor manufacturer after installation at the commercial semiconductor manufacturer's facility and the balance of the purchase price to have been paid upon qualification by the commercial semiconductor manufacturer.

        1.31 Related Party. The term "Related Party" shall mean any Major Stockholder, any officer or director of SAL, any Affiliate of any Major Stockholder, SAL or any of their respective officers or directors, or any business or entity in which any Major Stockholder, SAL, any of the officers or directors of SAL or any Affiliate of any such Person has any direct or material indirect interest.

        1.32 SAL Disclosure Schedule. The term "SAL Disclosure Schedule" shall mean a schedule delivered by SAL to JMAR on the date hereof, which sets forth exceptions to the representations and warranties contained in Article IV hereof and certain information called for by this Agreement.

        1.33 SEC. The term "SEC" shall mean the Securities and Exchange Commission.

        1.34 Second Stockholder Conditions. The term "Second Stockholder Conditions" shall mean (a) the receipt by Surviving Corporation of a Qualifying Order on or prior to December 31, 2002, and (b) the completion of all actions such that the commercial semiconductor manufacturer is unconditionally obligated to pay a minimum of ninety percent (90%) of the purchase price for the X-Ray System ordered in the Qualifying Order in accordance with the terms and conditions of the Qualifying Order within eighteen (18) months following receipt of the Qualifying Order.

        1.35 Securities Act. The term "Securities Act" shall mean the Securities Act of 1933, as amended.

        1.36 Source Delivery Extension. The term "Source Delivery Extension" shall mean an extension of a deadline for performing a specified activity or satisfying a specified condition on a day for day basis by the number of days after June 30, 2002 that JMAR Research, Inc., a California corporation and wholly-owned subsidiary of JMAR, delivers to the Surviving Corporation an x-ray source meeting the specifications described on Exhibit A under the heading "X-Ray Source Specifications."

        1.37 Stockholder. The term "Stockholder" shall mean a holder of the capital stock of SAL.

        1.38 Stockholder Earn-Out Conditions. The term "Stockholder Earn-Out Conditions" shall mean the First Stockholder Conditions and the Second Stockholder Conditions.

        1.39 Subsidiary. The term "Subsidiary" shall mean (i) any corporation in an unbroken chain of corporations beginning with SAL if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any partnership in which SAL is a general partner; or (iii) any partnership in which SAL possesses a 50% or greater interest in the total capital or total income of such partnership.

        1.40 Taxes. The term "Taxes" (including, with correlative meaning, the term "Tax") shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, service, service use, ad valorem, transfer, franchise, profits, net worth, license, lease, withholding, social security, payroll, employment, excise, estimated, severance, stamp, recording, occupation, real and personal property, gift, windfall profits or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, whether computed on a separate, consolidated, unitary, combined or other basis, together with any interest, fines, penalties, additions to tax or other additional amounts imposed thereon or with respect thereto imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign) including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof, including a United States possession.

        1.41 Tax Returns. The term "Tax Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

        1.42 Transaction Costs. The term "Transaction Costs" shall mean all amounts incurred or accrued by SAL in connection with the negotiation, preparation and execution of this Agreement and all other agreements, documents and instruments contemplated hereby or otherwise in connection with the preparation or carrying out of this Agreement.

        1.43 Welfare Plan. "Welfare Plan" shall mean any "employee welfare benefit plan" as defined in Section 3(1) of ERISA which SAL or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which SAL or any ERISA Affiliate has or may incur any liability.

        1.44 X-Ray System. The term "X-Ray System" shall mean a complete X-ray lithography system including at least the wafer and mask handling, wafer stepping, and x-ray source functions capable of at least 150 nm resolution and 75 nm alignment that is manufactured by Surviving Corporation.

        1.45 Other Defined Terms. The following terms shall have the meanings given them in the Sections of this Agreement set forth below:

               Term                                                             Section
               ----                                                             -------
               Acquisition.....................................................Preamble
               Agreement.......................................................Preamble
               Affiliate Letter.....................................................6.4
               Annual Financial Statements.......................................4.7(a)
               Assumed Liabilities.................................................6.13
               Business Plan.......................................................6.14
               CCC.............................................................Recitals
               Certificate of Merger................................................2.3
               Claim...............................................................10.3
               Claim Notice........................................................10.3
               Cleanup.......................................................4.21(a)(i)
               Closing..............................................................2.7
               Closing Date.........................................................2.7
               Closing Date Working Capital......................................4.7(c)
               Closing Shares....................................................3.1(a)
               Code............................................................Recitals
               Competing Transaction................................................6.3
               Confidentiality Agreement............................................6.6
               Confidential Information.............................................6.6
               Constituent Corporations........................................Preamble
               Creditor Conversion Shares........................................9.8(b)
               Creditor Notes....................................................9.8(b)
               Damages..........................................................10.2(a)
               DGCL............................................................Recitals
               Dissenting Shares.................................................3.7(a)
               Earn-Out Conditions...............................................3.2(b)
               Earn-Out Consideration............................................3.2(a)
               Earn-Out Conversion Shares........................................3.2(b)
               Earn-Out Notes....................................................3.2(b)
               Earn-Out Shares................................................3.2(c)(i)
               Effective Date.......................................................2.3
               Effective Time ......................................................2.3
               Environmental Claim..........................................4.21(a)(ii)
               Environmental Laws..........................................4.21(a)(iii)
               Escrow Account....................................................3.1(a)
               Escrow Agreement.....................................................3.5
               Financial Statements..............................................4.7(a)
               Guarantee.........................................................3.2(b)

               Hazardous Materials..........................................4.21(a)(iv)
               Indemnification Threshold...........................................10.6
               Indemnified Party................................................10.2(c)
               Indemnifying Party...............................................10.2(c)
               Information Statement................................................6.9
               Instrument...........................................................8.3
               Interim Date......................................................4.7(a)
               Interim Financial Statements......................................4.7(a)
               Investor Representation Certificate...............................7.3(i)
               JMAR............................................................Preamble
               JMAR Parties.....................................................10.2(a)
               JMAR Reports.........................................................5.4
               JMAR Shares.......................................................3.2(b)
               Leases..............................................................4.12
               Lease Agreement......................................................4.5
               Liabilities..........................................................4.8
               Majority.............................................................8.2
               Material Contracts..................................................4.13
               Material Customers..................................................4.22
               Merger .........................................................Recitals
               Registrations.......................................................4.27
               Release.......................................................4.21(a)(v)
               SAL.............................................................Preamble
               SAL Class AA Common Stock.......................................Recitals
               SAL Class BB Common Stock.......................................Recitals
               SAL Intellectual Property...........................................4.28
               SAL Nominee..........................................................9.3
               SAL Parties......................................................10.2(b)
               SAL Stock.......................................................Recitals
               SAL Stock Option..................................................3.1(d)
               SAL Warrant.......................................................3.1(e)
               Securities Laws......................................................5.4
               Stockholder.....................................................Recitals
               Stockholder/Noteholder Representative................................8.1
               Stockholders Agreement...............................................3.5
               Stockholder's Table...............................................3.1(b)
               Stock Option Plan.................................................3.1(d)
               Surviving Corporation................................................2.1
               Warranties..........................................................4.19

        1.46 Interpretation Provisions.

                (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The term "or" is disjunctive but not necessarily exclusive. The terms "include" and "including," however used, are not limiting and mean "including without limitation."

                (b) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

                (c) References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

                (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                (e) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall under any circumstances be applied against any Party.

                                   ARTICLE II.
                                   THE MERGER

        2.1 The Merger. At the Effective Time (as defined in Section 2.3 hereof), SAL shall be merged with and into Acquisition upon the terms and conditions set forth herein, as permitted by and in accordance with the applicable provisions of the CCC and the DGCL, and the separate existence of SAL shall thereupon cease, and Acquisition, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence in accordance with the CCC.

        2.2 Effect of the Merger. At the Effective Time, the separate existence of SAL will cease, and the Surviving Corporation shall succeed to all the rights and property, and be subject to all the debts and liabilities of the Constituent Corporations, all without further act or deed and with the effects of a merger as set forth in the DGCL and the CCC.

        2.3 Effective Time. The consummation of the Merger shall be effected as promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VII hereof, provided that this Agreement has not been terminated pursuant to Section 11.1 hereof, and the parties hereto will cause the Merger to be consummated by (i) filing with the Secretary of State of the State of Delaware a Certificate of Merger in the form attached hereto as Exhibit B-1 (the "Certificate of Merger"), duly executed in accordance with this Agreement and the DGCL and (ii) filing with the Secretary of State of the State of California an Agreement of Merger in the form attached hereto as Exhibit B-2 (the "Agreement of Merger") duly executed in accordance with this Agreement and the CCC, together with an officers' certificate of both SAL and Acquisition satisfying the requirements of the CCC. The date on which the Merger shall become effective is referred to herein as the "Effective Date," and the time on the Effective Date at which the Merger shall become effective is referred to herein as the "Effective Time." If the Secretary of State of the State of Delaware requires any changes in the Certificate of Merger as a condition to filing or to issuing its certificate to the effect that the Merger is effective, or if the Secretary of State of the State of California requires any changes in the Agreement of Merger as a condition to filing or to issuing its certificate to the effect that the Merger is effective, the parties shall execute any necessary revisions incorporated in such changes, provided such changes are not inconsistent with and do not result in any material change to the terms of this Agreement.

        2.4 Directors and Officers. From and after the Effective Time, the directors and officers of the Surviving Corporation shall remain the directors and officers of Acquisition immediately prior to the Effective Time. Such directors and officers of the Surviving Corporation shall hold office for the term specified in, and subject to the provisions contained in, the Bylaws of the Surviving Corporation, applicable law and any agreements between any of such directors or officers and Acquisition or the Surviving Corporation entered into as of the Effective Time. If, at or after the Effective Time, a vacancy shall exist on the Board of Directors of the Surviving Corporation or in any of the offices of the Surviving Corporation, such vacancy shall be filled in the manner provided in the Bylaws of the Surviving Corporation.

        2.5 Certificate of Incorporation; Bylaws. From and after the Effective Time and until further amended in accordance with applicable law, the Certificate of Incorporation of Acquisition shall remain the Certificate of Incorporation of the Surviving Corporation. From and after the Effective Time and until further amended in accordance with applicable law, the Bylaws of Acquisition as in effect immediately prior to the Effective Time shall remain the Bylaws of the Surviving Corporation.

        2.6 Taking of Necessary Action; Further Action. JMAR, Acquisition and SAL, respectively, each shall use its best efforts to take all such action as may be necessary or appropriate to effectuate the Merger under the DGCL and CCC at the time specified in Section 2.3 hereof. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right and title to and possession of all assets, property, rights, privileges, powers and franchises of either of the Constituent Corporations, the officers of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take, and shall take, all such lawful and necessary action.

        2.7 The Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to the provisions of Section 11.1, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 9:00 a.m. (Pacific time) on the second business day after the satisfaction or waiver of all conditions set forth in Article VII hereof, or at such other time and date as JMAR and SAL may mutually agree (such date and time on and at which the Closing occurs being referred to herein as the "Closing Date"). The Closing shall take place at the offices of Gravel and Shea, or at such other location as JMAR and SAL may mutually agree, and will be effective as of the Effective Time.

        2.8 Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and each of JMAR, Acquisition and SAL hereby adopts this Agreement as a "plan of reorganization" for purposes of the Code.

                                   ARTICLE III.
                            CONVERSION OF SECURITIES

        3.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of JMAR, Acquisition, SAL, the Surviving Corporation or the holder of any securities of the foregoing:

                (a) Each share of SAL Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be canceled and extinguished and shall be converted in the right to receive upon surrender of the certificate representing such SAL Stock a fraction of a share of JMAR Common Stock, the numerator of which is 603,051, and the denominator of which is the number of shares of SAL Stock issued and outstanding immediately prior to the Effective Date. The shares of JMAR Common Stock to be issued upon conversion of SAL Stock as of the Closing Date are subject to adjustments for stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof and prior to the Closing Date and are hereinafter referred to as the "Closing Shares."

                (b) The Closing Shares shall be allocated among the Stockholders in the manner set forth on the stockholders table attached hereto as Exhibit C (the "Stockholders Table").

                (c) JMAR's only obligation to register the Closing Shares under the Securities Laws shall be pursuant to Article IX.

                (d) As of the Effective Time, each outstanding option to purchase a share of SAL Stock (each, a "SAL Stock Option") granted by SAL under the 1997 SAL, Inc. Stock Option Plan (the "Stock Option Plan"), shall be canceled and shall cease to be outstanding, without further consideration to the holder thereof, and such holder shall be deemed to have no further rights pertaining to such SAL Stock Option.

                (e) As of the Effective Time, each outstanding warrant to purchase a share of SAL Stock (each a "SAL Warrant"), shall be canceled and shall cease to be outstanding, without further consideration to the holder thereof, and such holder shall be deemed to have no further rights pertaining to such SAL Warrant.

                (f) Each share of SAL Stock issued and outstanding immediately prior to the Effective Time and owned or held in treasury by SAL shall be canceled and extinguished, and no payment shall be made with respect thereto.

                (g) Each share of common stock of Acquisition issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of the Surviving Corporation.

        3.2 Earn-Out Consideration.

                (a) Upon the satisfaction of the Stockholder Earn-Out Conditions, the Stockholders (other than Stockholders who have relinquished their right to receive the Earn-Out Consideration pursuant to a written agreement with JMAR, SAL and Acquisition) shall have the right to receive the aggregate additional consideration set forth in Sections 3.2(b) and 3.2(c) (collectively, the "Earn-Out Consideration") in accordance with the remaining terms of this Section 3.2.

                (b) Upon the satisfaction of the First Stockholder Conditions, the Stockholders (other than Stockholders who have relinquished their right to receive the Earn-Out Consideration pursuant to a written agreement with JMAR, SAL and Acquisition) shall have the right to receive, in the aggregate, promissory notes of the Surviving Corporation in substantially the form attached hereto as Exhibit D-1 (the "Earn-Out Notes") (which notes shall be guaranteed by JMAR pursuant to the terms of that certain Guarantee of JMAR in substantially the form attached hereto as Exhibit D-2 (the "Guarantee")) in an aggregate principal amount of Five Hundred Thousand Dollars ($500,000), which shall be convertible in accordance with their terms into shares of JMAR Common Stock (the "Earn-Out Conversion Shares" and together with the Closing Shares, the Earn-Out Shares and the Creditor Conversion Shares, the "JMAR Shares").

                (c) Upon the satisfaction of the Second Stockholder Conditions, the Stockholders (other than Stockholders who have relinquished their right to receive the Earn-Out Consideration pursuant to a written agreement with JMAR, SAL and Acquisition) shall have the right to receive, in the aggregate, the following additional consideration:

                        (i) 354,736 shares of JMAR Common Stock (the "Earn-Out Shares") (subject to adjustments for stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof and prior to the date the Earn-Out Consideration is delivered to the Stockholders in accordance with Section 3.2(f)), and

                        (ii) Earn-Out Notes in an aggregate principal amount of Eight Hundred Thousand Dollars ($800,000), which shall be convertible into Earn-Out Conversion Shares.

                (d) Notwithstanding the foregoing, if a Qualifying Order is received after December 31, 2002, but prior to March 31, 2003, and the X-Ray System ordered thereby shall have been accepted by the commercial semiconductor manufacturer making such order in accordance with the terms and conditions of the Qualifying Order within eighteen (18) months following receipt of the Qualifying Order, the Second Stockholder Conditions shall be deemed to have been met; provided, however, that the Earn-Out Consideration to be paid to the Stockholders for such sale shall be reduced as follows:

                        (i) If the Qualifying Order is received during January 2003, the Earn-Out Consideration will be reduced to 266,052 shares of JMAR Common Stock, which shares shall be deemed Earn-Out Shares for the purposes of this Agreement, and promissory notes of the Surviving Corporation and guaranteed by JMAR in an aggregate principal amount of Six Hundred Thousand Dollars ($600,000), which notes shall be deemed Earn-Out Notes for the purposes of this Agreement.

                        (ii) If the Qualifying Order is received during February 2003, the Earn-Out Consideration will be reduced to 177,368 shares of JMAR Common Stock, which shares shall be deemed Earn-Out Shares for the purposes of this Agreement, and promissory notes of the Surviving Corporation and guaranteed by JMAR in an aggregate principal amount of

Four Hundred Thousand Dollars ($400,000), which notes shall be deemed Earn-Out Notes for the purposes of this Agreement.

                        (iii) If the Qualifying Order is received during March 2003, the Earn-Out Consideration will be reduced to 88,684 shares of JMAR Common Stock, which shares shall be deemed Earn-Out Shares for the purposes of this Agreement, and promissory notes of the Surviving Corporation and guaranteed by JMAR in an aggregate principal amount of Two Hundred Thousand Dollars ($200,000), which notes shall be deemed Earn-Out Notes for the purposes of this Agreement.

                (e) It is understood by the parties that the deadlines for receipt of a Qualifying Order as part of the Second Stockholder Conditions and as set forth in Section 3.2(d) shall be subject to adjustment for any Source Delivery Extension.

                (f) Subject to the indemnification and setoff provisions of the Earn-Out Notes, if the Earn-Out Conditions are satisfied, JMAR shall provide the Earn-Out Consideration to the Stockholders within thirty (30) days of the satisfaction of such conditions. Upon conversion on or prior to the later of (i) the Escrow Termination Date or (ii) with respect to any portion of the Earn-Out Notes that is reasonably necessary to satisfy a previously asserted indemnification claim, the date such indemnification claim is resolved, JMAR will cause the Earn-Out Conversion Shares and the Creditor Conversion Shares to be deposited into an escrow account (the "Escrow Account") to be available for the satisfaction of Claims pursuant to Article X. The Escrow Account will be administered in accordance with Section 3.5.

                (g) The Earn-Out Consideration shall be allocated among the Stockholders in the manner set forth on the Stockholders Table.

                (h) JMAR's only obligation to register the Earn-Out Shares and the Earn-Out Conversion Shares under the Securities Laws shall be pursuant to
Article IX.

        3.3 No Further Rights in SAL Stock. The shares of JMAR Common Stock and the Earn-Out Consideration delivered or issued upon conversion of the shares of SAL Stock in accordance with the terms of this Agreement shall be deemed to have fully satisfied all rights pertaining to the shares of SAL Stock.

        3.4 Stock Transfer Books. As of the date hereof, the stock transfer books of SAL shall be closed, and, except for the conversion of outstanding convertible securities and the exercise of outstanding warrants or stock options, there shall be no further registration of transfers of SAL Stock hereafter on the records of SAL. From and after the Effective Time, the Stockholders shall cease to have any rights with respect to the SAL Stock and any other securities of SAL except as otherwise provided in this Agreement or by law.

        3.5 Escrow Account. The Escrow Account will be administered by an independent escrow agent acceptable to the Parties pursuant to an agreement in the form attached hereto as Exhibit E (the "Escrow Agreement") to be executed by JMAR, such escrow agent and each holder of an Earn-Out Note or Creditor Note who elects to convert such note prior to the later of (i) the Escrow Termination Date or (ii) with respect to any portion of the Earn-Out Notes or Creditor Notes that is reasonably necessary to satisfy a previously asserted indemnification claim, the date such indemnification claim is resolved. Any fees or charges on the Escrow Account shall be paid by JMAR. Any dividends or other distributions on the shares held in the Escrow Account will be added to the shares held in the Escrow Account and will be released along with the shares and any other property in the account in accordance with the Escrow Agreement and the following terms and conditions. The shares and other property, if any, held in the Escrow Account will be released to the Stockholders within ten (10) business days after the Escrow Termination Date, except to the extent of any previously asserted indemnity claim (as to which the number of shares reasonably necessary to satisfy such claim shall continue to be held in the Escrow Account). For purposes of this Section 3.5 and the Escrow Agreement, the value of one share of JMAR Common Stock shall be deemed to be equal to the Average Trading Price on the business day immediately preceding the date any indemnity claim is finally resolved under the Escrow Agreement. Any and all Taxes on the dividend and other income of the Escrow Account shall be the sole responsibility of the Stockholders, which may be satisfied via the assets of the Escrow Account.

        3.6 Fractional Shares. No fractional shares of JMAR Common Stock and no certificates or scrip certificates therefor shall be issued to represent any such fractional interest pursuant to this Agreement. In lieu of any such fractional shares, each Stockholder who would otherwise have been entitled to a fractional share of JMAR Common Stock upon surrender of certificates for exchange will be paid an amount in cash (without interest), rounded to the nearest cent, equal to the product of (a) the fraction of one share to which such Stockholder otherwise would have been entitled, multiplied by (b) the Average Trading Price.

        3.7 Dissenting Shares.

                (a) Notwithstanding anything in this Agreement to the contrary, shares of SAL Stock which are issued and outstanding immediately prior to the Effective Time and which are held by a Stockholder who has exercised or remains eligible to exercise the right (to the extent such right is available by law) to demand and receive payment for the fair value of such shares pursuant to the DGCL (the "Dissenting Shares") shall not be converted into the right to receive any of the Closing Shares or the Earn-Out Consideration until such holder shall have failed to perfect or shall have effectively withdrawn or lost such right under the DGCL, as the case may be. If such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, each of such holder's shares shall thereupon be deemed to have been converted at the Effective Time into the right to receive, without any interest thereon, the Closing Shares such holder is entitled to receive under Section 3.1 and that portion of the Earn-Out Consideration such holder is entitled to receive under
Section 3.2. If the holder of any shares of SAL Stock shall become entitled to receive payment for such shares pursuant to the DGCL, such payment shall be made by the Surviving Corporation.

                (b) SAL shall give JMAR (i) copies of all instruments and documents served pursuant to Section 262 of the DGCL with respect to any demand for payment for shares, (ii) prompt notice of any withdrawal of such a demand and (iii) the opportunity to direct all negotiations and proceedings with respect to such a demand. SAL shall not, except with the prior written consent of JMAR, voluntarily make any payment with respect to any demand for payment for shares or offer to settle or settle any such demand.

        3.8 Surrender of Shares of SAL Stock; Issuance of Closing Shares.

                (a) At the Closing, the Stockholders shall surrender to JMAR for cancellation the certificates representing shares of issued and outstanding SAL Stock and shall be entitled to receive in exchange therefor (i) the Closing Shares into which the SAL Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as provided in this Agreement and (ii) in the case of a stockholder who would otherwise be entitled to receive a fractional share interest in JMAR Common Stock, cash in accordance with the provisions of Section 3.6.

                (b) If any certificate for shares of JMAR Common Stock is to be issued in a name other than that in which the corresponding certificate for shares of SAL Stock so surrendered is then registered, such surrender shall be accompanied by payment of any applicable transfer taxes and documents required for a valid transfer.

                (c) Until so surrendered, each certificate theretofore representing shares of issued and outstanding SAL Stock shall, except as set forth below, be deemed for all corporate purposes to evidence the Closing Shares into which such shares of SAL Stock shall have been converted. Until any such certificate shall be so surrendered, the holder of such certificate shall not have any right to receive any dividends paid or other distributions made to holders of record of JMAR Common Stock after the Effective Time. Upon surrender as provided herein of a certificate representing SAL Stock, the holder of record thereof shall receive, together with Closing Shares to which such holder shall be entitled, all dividends and other distributions which shall have been paid or made to holders of record of JMAR Common Stock after the Effective Time with respect to the Closing Shares, without interest thereon.

                (d) In the event that any certificates evidencing shares of SAL Stock have been lost, stolen or destroyed, JMAR shall issue in exchange for such lost, stolen or destroyed certificates upon the making of an affidavit of that fact by the holder thereof, the Closing Shares and such cash for fractional shares, if any, as may be required pursuant to Section 3.6; provided, however, that JMAR may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as JMAR may reasonably direct as indemnity against any claim that may be made against JMAR with respect to the certificates alleged to have been lost, stolen or destroyed.

                (e) Notwithstanding the foregoing provisions of this Section 3.8, JMAR may, in its discretion, also require execution and delivery of an Investor Representation Certificate from a Stockholder, as required under
Section 7.3(i) of this Agreement, as a condition to JMAR's issuance of a certificate for shares of JMAR Common Stock pursuant to the Merger, and until such certification is received, the rights of the Stockholder shall be the same as those of a Stockholder who has not surrendered a certificate for SAL Stock.

                                   ARTICLE IV.
                      REPRESENTATIONS AND WARRANTIES OF SAL

        Except as is otherwise set forth with appropriate section references in the SAL Disclosure Schedule, SAL hereby makes the representations and warranties set forth below to JMAR and Acquisition as of the date hereof.

        4.1 Due Organization. SAL is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and conduct its business as it is presently conducted and as proposed to be conducted. SAL is duly qualified to do business as a foreign corporation or other entity and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties, except where the failure to be so qualified would not have a Material Adverse Effect on SAL. Each jurisdiction in which SAL is qualified to do business as a foreign corporation or other entity is listed in Section 4.1 of the SAL Disclosure Schedule. The copies of SAL's certificate of incorporation, bylaws and other organizational documents which have been furnished to JMAR reflect all currently effective amendments made thereto at any time prior to the date of this Agreement and are complete and correct in all material respects. The stock certificate books, the stock record books and all books and records reflecting the proceedings of the Stockholders and Board of Directors of SAL which have been furnished to JMAR are complete and correct in all material respects. SAL is not in default under or in violation of any provision of its certificate of incorporation or in default or in violation of any provision of its bylaws.

        4.2 Capitalization of SAL. The authorized capital stock of SAL consists of:

                (a) 5,000,000 shares of SAL Class AA Common Stock, of which (i) 415,625 shares are duly issued and outstanding, fully paid and non-assessable;
(ii) 2,266,799 are expected to be duly issued and outstanding, fully paid and non-assessable as of the Effective Time; and (iii) 1,851,174 shares have been reserved for issuance (x) upon the exercise of outstanding options granted pursuant to the Stock Option Plan, (y) upon the exercise of outstanding warrants, and (z) to creditors pursuant to Amendment No. 2, the Modification Agreement and the DI Modification Agreement; and

                (b) 500,000 shares of SAL Class BB Common Stock, none of which are issued and outstanding.

Section 4.2 of the SAL Disclosure Schedule contains a true, complete and correct list of the Stockholders, including the number, class and series of SAL Stock held of record and beneficially by each of them. All the outstanding SAL Stock and other securities of SAL are duly authorized, validly issued, fully paid and nonassessable and free of all liens, claims and Encumbrances, and were issued in compliance with applicable preemptive rights and securities laws. The option holders of SAL and the number and terms of the SAL Stock Options, including the number of shares of SAL Stock they may be exercised for, held by each of them are set forth in Section 4.2 of the SAL Disclosure Schedule. The warrant holders of SAL and the number and terms of the SAL Warrants, including the number of shares of SAL Stock they may be exercised for, held by each of them are set forth in Section 4.2 of the SAL Disclosure Schedule. Except as set forth in Section 4.2 of the SAL Disclosure Schedule, SAL has not issued any securities that are currently outstanding, including, but not limited to, options, warrants or other securities convertible into or exercisable for shares of capital stock of SAL or other securities of SAL, nor has SAL repurchased, redeemed or otherwise acquired any of its outstanding shares of capital stock. Except as set forth in Section 4.2 of the SAL Disclosure Schedule, SAL is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

        4.3 Subsidiaries. Except as set forth in Section 4.3 of the SAL Disclosure Schedule, SAL has not at any time since January 1, 1998 owned any stock, partnership interest, membership interest, joint venture interest or any other security or ownership interest issued by any other corporation, or by any partnership, limited liability company, organization or other entity. SAL currently does not own any stock, partnership interest, membership interest, joint venture interest or any other security or ownership interest issued by any other corporation, or by any partnership, limited liability company, organization or other entity. SAL has no outstanding Liabilities related to Singapore Advanced Lithography Pte. Ltd. or X-Ray Mask Company.

        4.4 Authorization. SAL has all necessary corporate power and authority, and, except for Stockholder approval, has taken all corporate action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by SAL and the consummation by SAL of the transactions contemplated hereby have been or will be prior to the Effective Time duly approved by the Board of Directors of SAL. Other than Stockholder approval, no other corporate proceedings on the part of SAL are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by SAL and is a legal, valid and binding obligation of SAL, enforceable against SAL in accordance with its terms, subject to general principles of equity and laws of general application relating to bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, regardless of whether considered in a proceeding in equity or at law.

        4.5 Non-Contravention. The execution, delivery and performance of this Agreement by SAL and the consummation by SAL of the transactions contemplated hereby do not and will not, with or without the giving of notice or the lapse of time, or both, violate, conflict with, result in the breach of or a default under, or accelerate the performance required by or result in any Material Adverse Effect under any of the terms, conditions or provisions of, the charter, bylaws or other organizational documents of SAL or any covenant, agreement, commitment or understanding (including any license or sub-license agreement, covenant not to compete, employment agreement or consulting agreement) to which SAL is a party or by which any of its assets are bound, or any Permit, authorization, order, ruling, decree, judgment, injunction or arbitration award, other than its Lease Agreement with the Investors Corporation of Vermont, dated March 3, 1998, as amended (the "Lease Agreement"), or any law, rule, statute, regulation or stipulation, to which SAL or any of its assets is subject, or result in the creation of any Encumbrance upon any of the properties or assets of SAL.

        4.6 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any federal, state, local, foreign or other governmental or regulatory authority, or any other Person, is required to be made or obtained by SAL or by the Stockholders in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for (a) compliance with applicable securities laws,
(b) the filing of all documents necessary to consummate the Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of California and (c) the approval by the Stockholders of the transactions contemplated hereby, as provided under Delaware law, California law and the charter, bylaws or other organizational documents of SAL.

        4.7 Financial Statements.

                (a) The audited financial statements of SAL as of and for the years ended December 31, 1999 and 2000 (the "Annual Financial Statements"), as set forth in Exhibit F-1 hereto, and the unaudited balance sheet of SAL as of May 31, 2001 (the "Interim Date") and the unaudited income statement of SAL for the five-month period ended on the Interim Date, in each case as set forth in Exhibit F-2 hereto (the "Interim Financial Statements" and, together with the Annual Financial Statements, the "Financial Statements"), (i) are complete, correct and accurate and are consistent with the books and records of SAL (which are complete, correct and accurate in all material respects), (ii) have been prepared in accordance with GAAP consistently applied as of the dates and for the periods covered thereby and (iii) fairly present, in accordance with GAAP consistently applied as of the dates and for the periods covered thereby, the financial condition and results of operations of SAL as of the dates and for the periods then ended and include no change in the application of accounting principles; provided, however, that the Interim Financial Statements do not include footnote disclosures in accordance with GAAP and are subject to year-end adjustments (which adjustments and omitted footnote disclosures are not in the aggregate material).

                (b) The projected operating results and other financial information contained in the Business Plan have been prepared in good faith on the basis of assumptions by SAL which SAL believes to be reasonable.

                (c) As of the Closing Date, the "Closing Date Working Capital" will be not less than Seventy-Five Thousand Dollars ($75,000). For purposes of this representation, "Closing Date Working Capital" shall mean the amount computed as of the Closing Date equal to the difference resulting from (a) the sum of (i) cash, as determined by the total of SAL General Ledger account numbers 1500, 1504, 1505, 1506, 1510 and 1512, and (ii) accounts receivable, represented by SAL General Ledger account number 1515, minus (b) the sum of (v) accounts payable, represented by SAL General Ledger account number 2600 (after satisfaction of the Transaction Costs), (w) accrued liabilities, represented by SAL General Ledger account numbers 2615-2647, inclusive, and 2652, (x) deferred income, represented by SAL General Ledger account number 2649, and (y) line of credit, represented by SAL General Ledger account number 2668. As of the Closing Date, there will be no amounts of accrued interest owing, whether recorded on the balance sheet, in the general ledger accounts or otherwise, other than amounts included in the liabilities listed in item 3 of Exhibit I hereto, which will be satisfied in full after the Closing in accordance with the terms of the agreements referenced in item 3 of Exhibit I. All items of cash, accounts receivable, accounts payable, accrued liabilities, deferred income and line of credit amounts are included in the above-referenced SAL General Account categories and no reclassification or addition of new General Ledger accounts has been made since May 31, 2001.

                (d) All items of billings in excess of cost are included in SAL General Ledger account number 2650. As of the Closing Date, the amount of billings in excess of costs, represented by SAL General Ledger account number 2650, will not be in excess of $675,000. Payment of all of the commitments included in the billings in excess of cost as of the Closing Date are fully reflected in the Business Plan. In addition, payment of all of SAL's purchase orders which are outstanding as of the Closing Date are fully reflected in the Business Plan.

        4.8 No Undisclosed Liabilities. At the Interim Date, SAL had no liabilities, obligations or commitments of any nature (absolute, accrued, contingent or otherwise) matured or unmatured (collectively, "Liabilities"), except (a) Liabilities which are adequately reflected or reserved against in the Interim Financial Statements, (b) Liabilities disclosed in Section 4.8 of the SAL Disclosure Schedule and (c) Liabilities either disclosed in Sections 4.12 and 4.13 of the SAL Disclosure Schedule or that would be required to be disclosed in Sections 4.12 and 4.13 of the SAL Disclosure Schedule but for the quantitative thresholds set forth in Sections 4.12 and 4.13 hereof. SAL has not taken any action which has resulted in a waiver or extension of the statute of limitations applicable to any of its Liabilities. Except as set forth in Section
4.8 of the SAL Disclosure Schedule, SAL has not, since the Interim Date, and will not, prior to the Closing, incur any Liabilities except in the ordinary course of business, none of which will have a Material Adverse Effect on SAL. Following completion of the actions set forth in Section 9.8, all of SAL's obligations to the creditors of SAL identified in Section 9.8 of the SAL Disclosure Schedule shall be completely satisfied and SAL and the Surviving Corporation shall have no further obligations to such creditors other than to perform its obligations under the Creditor Notes and the Earn-Out Notes issued by the Surviving Corporation under Section 9.8(b) -- (d).

        4.9 No Changes. Except as set forth in Section 4.9 of the SAL Disclosure Schedule, since the Interim Date, SAL has conducted its business only in the ordinary course. Without limiting the generality of the foregoing sentence, except as set forth in Section 4.9 of the SAL Disclosure Schedule, since the Interim Date there has not been:

                (a) any event, incident, action, failure to act, transaction or change, other than changes that would not cause the Closing Date Working Capital to be less than Seventy Five Thousand Dollars ($75,000), which has had or could reasonably be expected to have a Material Adverse Effect on the financial condition, assets, liabilities, net worth or business of SAL;

                (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties in the aggregate or business of SAL, or any deterioration (other than in the ordinary course of business) in the operating condition of SAL's assets;

                (c) any Encumbrance of any kind on any of SAL's assets, tangible or intangible not disclosed in Section 4.11 of the SAL Disclosure Schedule;

                (d) any strike, walkout, labor trouble or any other new or continued event, development or condition of similar character at SAL;

                (e) any declaration, setting aside or payment of a dividend or other distribution in respect of any of the stock of SAL, or any direct or indirect redemption, purchase or other acquisition of any stock of SAL or any rights to purchase such stock or securities convertible into or exchangeable for such stock;

                (f) any increase in the salaries or other compensation payable or to become payable to, or any advance (excluding advances for ordinary business expenses) or loan to, any officer, director, employee, agent or Stockholder of SAL, or any increase in, or any addition to, other benefits (including without limitation any bonus, profit sharing, pension or other plan) to which any of SAL's officers, directors, employees, agents or Stockholders may be entitled, or any payments to any pension, retirement, profit sharing, bonus or similar plan except payments in the ordinary course of business and consistent with past practice made pursuant to the employee benefit plans described in Section 4.17(a) of the SAL Disclosure Schedule, or any other payment of any kind to or on behalf of any such officer, director, employee, agent or Stockholder other than payment of base compensation and reimbursement or advance for reasonable business expenses in the ordinary course of business;

                (g) any making or authorization of any capital expenditures in excess of $10,000;

                (h) any cancellation or waiver of any right material to the operation of SAL's business;

                (i) any acceleration, termination, modification, cancellation or waiver of any agreement, contract, lease, license, instrument, indebtedness, claim or other arrangement material to the operation of SAL's business;

                (j) other than in connection with payments received or to be received pursuant to the terms of that certain Subcontract Agreement 00-12-SAL-01 between JMAR Research, Inc. and SAL, Inc., dated December 18, 2000, as amended, any material delay or postponement of the payment of accounts payable or other Liability, obligation or expense, nor has it accelerated or advanced the collection of receivables or the selling of accounts;

                (k) any sale, lease, transfer, assignment or other disposition of any assets (tangible or intangible) of SAL outside of the ordinary course of business;

                (l) any payment, discharge or satisfaction of any Liability by SAL, other than the payment, discharge or satisfaction, in the ordinary course of business, of Liabilities shown or reflected on the Interim Financial Statements or incurred in the ordinary course of business after the Interim Date and other than pursuant to the Modification Agreement, Amendment Number 2 and the DI Modification Agreement;

                (m) any material adverse change or, to the Knowledge of SAL, any threat of any material adverse change in SAL's relations with, or any loss or, to the Knowledge of SAL, threat of loss of, any of SAL's customers, clients or suppliers, licensees and licensors;

                (n) any grant of any license or sublicense of any rights under or with respect to any of SAL's Intellectual Property;

                (o) any write-offs as uncollectable of any material notes or accounts receivable of SAL or write-downs of the value of any material assets by SAL;

                (p) any change by SAL in any method of accounting or keeping its books of account, accounting practices, investment practices, or claims, payment and processing practices or policies;

                (q) any creation, incurrence, assumption or guarantee by SAL of any Liabilities, except in the ordinary course of business, or any creation, incurrence, assumption or guarantee by SAL of any indebtedness for money borrowed (other than renewals on comparable terms of Liabilities reflected on the Interim Financial Statements);

                (r) any payment, loan or advance of any amount to or in respect of, or any sale, transfer or lease of any properties or assets (whether real, personal or mixed, tangible or intangible) to, or entering into of any agreement, arrangement or transaction with, any Related Party except for compensation to the officers and employees of SAL at rates not exceeding the rates of compensation disclosed in Section 4.9 of the SAL Disclosure Schedule or as permitted in clause (f) of this Section 4.9;

                (s) any disposition of or failure to keep in effect any rights in, to or for the use of any patent, trademark, service mark, trade name or copyright, or any disclosure to any Person not an employee or Related Party (other than disclosures to SAL, JMAR or those made in the ordinary course of business pursuant to an effective confidentiality agreement or to attorneys, accountants and others with confidentiality obligations to SAL) or other disposal of any trade secret, process or know-how used by SAL in its business;

                (t) any transaction, agreement or event outside the ordinary course of SAL's business, except as expressly contemplated by this Agreement;

                (u) any amendment to the charter, bylaws or other organizational documents of SAL; or

                (v) any failure to maintain in full force and effect substantially the same level and types of insurance coverage as in effect on the Interim Date.

        4.10 Accounts Receivable. All of the accounts and notes receivable of SAL as set forth in its Financial Statements fairly state, consistent with GAAP, amounts receivable for services actually provided or merchandise actually delivered (or, in the case of non-trade accounts or notes, represent amounts receivable in respect of other bona fide business transactions) and have arisen in the ordinary course of business. All such receivables are valid and not subject to material set-offs or counterclaims and no fact or circumstance has come to the actual knowledge of SAL that would provide a reasonable basis to conclude that such receivables are not fully-collectible in the normal and ordinary course of business. Section 4.10 of the SAL Disclosure Schedule sets forth (a) the total amount of accounts receivable of SAL outstanding as May 31, 2001 and (b) the agings of such receivables based on the following schedule:
0-30 days, 31-60 days and over 60 days, from the due date thereof.

        4.11 Title to and Condition of Assets.

                (a) SAL does not own any real property. Section 4.11 of the SAL Disclosure Schedule contains a complete and accurate list of all real property (including, without limitation, offices, buildings and other structures) leased by SAL and any rights that SAL may have in real property (including, without limitation, easements and rights-of-way and access). Section 4.11 of the SAL Disclosure Schedule identifies all tangible personal property and rights in tangible personal property of SAL with individual asset fair market values in excess of $10,000. All tangible properties and assets owned or leased by SAL are, except for changes in the ordinary course of business after the Interim Date, reflected in the Interim Financial Statements in accordance with GAAP. SAL owns good and marketable fee, or valid leasehold, title to the real and personal property owned or leased by it, free and clear of all Encumbrances, except (i) as reflected in the Financial Statements, (ii) for Encumbrances created by the lessors thereof, (iii) for Encumbrances related to Taxes not yet due and payable by SAL and (iv) as set forth in Section 4.11 of the SAL Disclosure Schedule (none of which Encumbrances impairs the current use or diminishes the value of any material item of property to any material extent).

                (b) Each material item of the equipment and tangible personal property owned or leased by SAL and necessary for the conduct of its business is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes used.

        4.12 Leases, Premises. Section 4.12 of the SAL Disclosure Schedule lists all real property leases, subleases, amendments, options and other leasehold interests to which SAL is a party (the "Leases"), copies of which have been previously provided to JMAR. All of the Leases are valid and binding, in full force and effect and enforceable against SAL and the other parties thereto in accordance with their terms, subject to general principles of equity and laws of general application relating to bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, regardless of whether considered in a proceeding in equity or at law. SAL is not, and to the Knowledge of SAL, no other party is in default under any Lease, and no event exists which with notice or lapse of time or both would constitute a default or an event of default thereunder other than in respect of the transactions contemplated under this Agreement under the Lease Agreement. Such leased properties are not subject to any Encumbrances, encroachments, zoning ordinances, administrative regulations or building or use restrictions which interfere with or impair the present and continued use thereof in the usual and normal conduct of the business of SAL.

        4.13 Contracts and Commitments. Except as set forth in Section 4.13 of the SAL Disclosure Schedule, SAL is not a party to any written or oral:

                (a) contract, agreement, commitment or personal property lease which requires SAL to make payments thereunder in excess of $10,000, other than purchase orders issued in the ordinary course of business in amounts not in excess of $25,000;

                (b) note, loan or evidence of indebtedness on the part of SAL not reflected in its Financial Statements of more than $10,000;

                (c) contracts, agreements or commitments not otherwise described in (a) or (b) above which are not in the ordinary course of SAL's business or which materially affect SAL's business;

                (d) guarantee of any Liability or obligation of SAL in excess of $10,000;

                (e) assignment, license, indemnification or agreement with respect to any form of Intellectual Property of SAL;

                (f) contracts, agreements or commitments containing covenants limiting the freedom of SAL to engage in any line of business or compete with any other Person;

                (g) contracts for the employment of any officer, individual, employee or other person or entity on a full-time, part-time, consulting or other basis, or other agreement providing severance benefits or relating to loans to officers, directors, employees or Affiliates;

                (h) partnership or joint venture agreements; or

                (i) contracts, agreements or commitments which have an unexpired term in excess of twelve (12) months from the date hereof, other than those which can be terminated on not more than thirty (30) days notice without Liability to SAL, JMAR or the Surviving Corporation.

Neither SAL nor, to the Knowledge of SAL, any other party thereto is in default (nor does any circumstance exist which, with notice or the lapse of time or both, would result in such a default) under any agreement, contract, lease or commitment described in this Section 4.13 (the "Material Contracts"). Each of the Material Contracts is in full force and effect, is valid and binding and is enforceable against SAL and, to the Knowledge of SAL, each other party thereto in accordance with its terms, subject to general principles of equity and laws of general application relating to bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, regardless of whether considered in a proceeding in equity or at law. SAL has delivered to JMAR true and correct copies of the Material Contracts. Copies of each personal property lease have been provided to JMAR and Section 4.13 of the SAL Disclosure Schedule sets forth a list of such leases.

        4.14 Litigation, Proceedings and Applicable Law. There is no action, investigation, suit or other proceeding (including arbitration proceedings) pending or, to the Knowledge of SAL, threatened against SAL. SAL is not in default with respect to any judgment, order, writ, injunction or decree of any court, governmental agency, commission, board, bureau, agency or instrumentality. SAL is subject to no outstanding order, ruling, decree, judgment or stipulation by or with any court, administrative agency, arbitration panel or other similar authority.

        4.15 Compliance with Law. Except with respect to any environmental matters, as to which Section 4.21 shall be applicable and instances of noncompliance which would not have or could not reasonably be expected to have a Material Adverse Effect, (a) SAL has complied and is now in compliance with all federal, state, local and foreign laws, ordinances and regulations (including, without limitation, those relating to employment and employment practices and occupational safety and health, but excluding any laws, ordinances and regulations relating to occupational safety and health which are covered by Section 4.18) applicable to SAL, (b) no written claims or complaints have been received by SAL from any governmental authorities or other parties that SAL is in violation of any such laws, ordinances and regulations, including any applicable building, zoning, occupational safety and health or similar law, ordinance or regulation (but excluding any laws, ordinances and regulations relating to occupational safety and health which are covered by Section 4.18) in relation to its offices, buildings or other structures or equipment, or the operation thereof, or of any applicable fair employment, equal opportunity or similar law, ordinance or regulation and no such claims or complaints have been threatened and (c) SAL has not received any notice from any governmental authorities of any pending proceedings to take all or any part of the properties of SAL (whether leased or owned) by condemnation or right of eminent domain and no such proceedings are threatened.

        4.16 Insurance. Section 4.16 of the SAL Disclosure Schedule sets forth
(a) a complete and accurate list of all casualty, business interruption, directors and officers liability, general liability, workers' compensation and other types of insurance maintained by or for the benefit of SAL, together with the names of the policyholder, carriers and insureds, additional insureds and loss payees, and the liability limits and expiration date for each such policy and (b) a description of any risks for which SAL is self-insured and the amount of reserves established for such purpose. Each policy is in force, and no notice has been received by SAL from any insurance carrier purporting to cancel or refuse renewal, reduce or dispute coverage under any such policy. All premiums or other payments due under all such policies have been paid in full. Section
4.16 of the SAL Disclosure Schedule identifies which insurance policies are "occurrence" or "claims made." SAL is not in default under any of such policies or binders, and SAL has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. No policy aggregates, limits or maximums affecting the coverage available on SAL's insurance policies have been reached or exceeded for any policy years commencing on or after the date of incorporation of SAL.

        4.17 Employee Benefit Plans.

                (a) Section 4.17 of the SAL Disclosure Schedule contains a complete list of Employee Plans which cover or have covered employees of SAL or a Subsidiary (with respect to their relationship with such entities). True and complete copies of each of the following documents have been delivered or made available by SAL to JMAR: (i) each Welfare Plan and Pension Plan (and, if applicable, related trust agreements) which covers or has covered employees of SAL or a Subsidiary at any time since June 1, 1998 (with respect to their relationship with such entities) and all amendments thereto, all written interpretations thereof and written descriptions thereof which have been distributed to SAL's employees and all annuity contracts or other funding instruments, (ii) each Benefit Arrangement which covers or has covered employees of SAL or a Subsidiary at any time since June 1, 1998 (with respect to their relationship with such entities) including written interpretations thereof and written descriptions thereof which have been distributed to SAL's employees (including descriptions of the number and level of employees covered thereby) and a complete description of any such Benefit Arrangement which is not in writing, (iii) the most recent determination letter issued by the Internal Revenue Service, (iv) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan which covers or has covered employees of SAL or a Subsidiary (with respect to their relationship with such entities) (v) all actuarial reports prepared for the last three plan years for each Pension Plan which covers or has covered employees of SAL or a Subsidiary (with respect to their relationship with such entities), (vi) a description of complete age, salary, service and related data as of the last day of the last plan year for employees and former employees of SAL and each Subsidiary currently covered by its Welfare Plans, Benefits Plans or Pension Plans or which have been covered by such plans since June 1, 1998, and (vii) a description setting forth the amount of any liability of SAL as of the Closing Date for payments more than thirty days past due with respect to each Welfare Plan which covers or has covered employees or former employees of SAL or a Subsidiary.

                (b) Pension Plans.

                        (i) Neither SAL nor any ERISA Affiliate maintains, or has ever maintained a Pension Plan that is covered by Title IV of ERISA or
Section 412 of the Code. In addition, neither SAL nor any ERISA Affiliate contributes to or is required to contribute to or has contributed to or been required to contribute to any Pension Plan that is covered by Title IV of ERISA or Section 412 of the Code. Neither SAL nor any ERISA Affiliate has, or in the past had, or is, has been, or has ever been deemed to have any liability or obligations with respect to any Pension Plan that is covered by Title IV of ERISA or Section 412 of the Code.

                        (ii) Neither SAL nor any ERISA Affiliate has any liability for unpaid contributions with respect to any Pension Plan.

                        (iii) Each Pension Plan and each related trust agreement, annuity contract or other funding instrument which covers or has covered employees or former employees of SAL or a Subsidiary with respect to their relationship with such entities is qualified and tax-exempt under the provisions of Code Sections 401(a) (or 403(a), as appropriate) and 501(a) and has been so qualified during the period from its adoption to date.

                        (iv) Each Pension Plan, each related trust agreement, annuity contract or other funding instrument which covers or has covered employees or former employees of SAL or a Subsidiary with respect to their relationship with such entities presently complies and has been maintained in compliance with its terms and, both as to form and in operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such plans, including but not limited to ERISA and the Code. Neither SAL nor any ERISA Affiliate has engaged in a transaction described in Section 4069 of ERISA

                (c) Multiemployer Plans. Neither SAL nor any ERISA Affiliate is a party to or has, at any time, contributed to, or been required to contribute to, a Multiemployer Plan. Neither SAL nor any ERISA Affiliate has engaged in a transaction described in Section 4212(c) of ERISA.

                (d) Welfare Plans.

                        (i) Each Welfare Plan which covers or has covered employees or former employees of SAL or a Subsidiary with respect to their relationship with such entities has been maintained in compliance with its terms and, both as to form and operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Welfare Plan, including but not limited to ERISA and the Code.

                        (ii) None of SAL, any ERISA Affiliate or any Welfare Plan has any present or future obligation to make any payment to or with respect to any present or former employee of SAL or any ERISA Affiliate pursuant to any retiree medical benefit plan, or other retiree Welfare Plan, and no condition exists which would prevent SAL from amending or terminating any such benefit plan or Welfare Plan.

                        (iii) Each Welfare Plan which covers or has covered employees or former employees of SAL or a Subsidiary and which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in compliance with the provisions of Part 6 of Title I of ERISA and Sections 162(k) and 4980B of the Code at all times.

                        (iv) Neither SAL nor any ERISA Affiliate has incurred any liability with respect to any Welfare Plan that is a "multiemployer plan," as defined in Section 3(37) of ERISA, under the terms of such Welfare Plan, any collective bargaining agreement or otherwise resulting from any cessation of contributions, cessation of obligations to make contributions or other form of withdrawal from such Welfare Plan.

                        (v) If, as of the Closing Date, SAL (and all ERISA Affiliates) were to have a cessation of contributions, cessation of obligations to make contribution or other form of withdrawal from all Welfare Plans that are "multiemployer plans," as defined in Section 3(37) of ERISA, it (and they) would incur no liabilities with respect to any such Welfare Plans under the terms of such Welfare Plans, any collective bargaining agreement or otherwise.

                (e) Benefit Arrangements. Each Benefit Arrangement which covers or has covered employees or former employees of SAL or a Subsidiary with respect to their relationship with such entities has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement, including but not limited to the Code. Except as set forth in Section 4.17 of the SAL Disclosure Schedule, and except as provided by law, the employment of all persons presently employed or retained by SAL or a Subsidiary is terminable at will.

                (f) Unrelated Business Taxable Income. No Employee Plan (or trust or other funding vehicle pursuant thereto) is subject to any tax under Code Section 511.

                (g) Deductibility of Payments. There is no contract, agreement, plan or arrangement covering any employee or former employee of SAL or a Subsidiary with respect to their relationship with such entities that, individually or collectively, provides for the payment by SAL of any amount (i) that is not deductible under Section 162(a)(1) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

                (h) Foreign Subsidiaries and Employees. There are no Foreign Subsidiaries and none of the Employee Plans which covers any employee or former employee of SAL or a Subsidiary covers any person who is employed in any country other than the United States.

                (i) Fiduciary Duties and Prohibited Transactions. Neither SAL nor any plan fiduciary of any Welfare Plan or Pension Plan which covers or has covered employees or former employees of SAL or any ERISA Affiliate, has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or
(d) of the Code, or has otherwise violated the provisions of Part 4 of Title I, Subtitle B of ERISA. SAL has not knowingly participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Welfare Plan or Pension Plan (or other employee benefit plan subject to ERISA) and has not been assessed any civil penalty under Section 502(1) of ERISA.

                (j) Litigation. None of SAL, any ERISA Affiliate nor any Employee Plan which covers or has covered employees or former employees of SAL or a Subsidiary with respect to their relationship with such entities is a party to any litigation relating to or seeking benefits under any Employee Plan.

                (k) No Amendments. Neither SAL nor any ERISA Affiliate has any announced plan or legally binding commitment to create any additional Employee Plans which are intended to cover employees or former employees of SAL or a Subsidiary with respect to their relationship with such entities or to amend or modify any existing Employee Plan which covers or has covered employees or former employees of SAL or a Subsidiary with respect to their relationship with such entities.

                (l) Unpaid Contributions. Neither SAL nor any ERISA Affiliate has any liability for unpaid contributions under Section 515 of ERISA with respect to any Pension Plan or Welfare Plan.

                (m) Insurance Contracts. No Employee Plan holds as an asset any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship or rehabilitation proceedings.

                (n) No Other Material Liability. No event has occurred in connection with which SAL or any ERISA Affiliate or any Employee Plan, directly or indirectly, could be subject to any material liability (i) under any statute, regulation or governmental order relating to any Employee Plans or (ii) pursuant to any obligation of SAL or any Subsidiary to indemnify any person against liability incurred under, any such statute, regulation or order as they relate to the Employee Plans.

                (o) No Acceleration or Creation of Rights. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any person to benefits under any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

        4.18 Labor Matters. SAL is not a party to any labor agreement with respect to its employees with any labor organization, union, group or association and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice. In the last five years, SAL has not experienced any attempt by organized labor or its representatives to make SAL conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of SAL. There is no labor strike or labor disturbance pending or threatened against SAL nor is any grievance currently being asserted, and SAL has not experienced a work stoppage or other labor difficulty since the date of its incorporation. SAL is in compliance with all applicable laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours and is not and has not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against SAL pending before the National Labor Relations Board or any other domestic or foreign governmental agency arising out of SAL's activities, and there are no facts or information which would give rise thereto.

        4.19 Warranty. Each product manufactured or sold by SAL has been produced in conformity with all applicable contractual commitments and specifications and all express and implied warranties (collectively, "Warranties"), and SAL neither has, nor is there any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand giving rise to, any Liability or other damages in connection with any Warranties. The aggregate amount charged, reserved or expensed for Warranty matters in the Financial Statements was sufficient to cover all Losses under the Warranties for products manufactured or sold by SAL during the periods covered by such Financial Statements. Except to the extent set forth in Section
4.19 of the SAL Disclosure Schedule, no product provided by the SAL is subject to any guaranty, warranty or other indemnity granted by SAL beyond the SAL's standard terms and conditions of sale or service. Section 4.19 of the SAL Disclosure Schedule includes copies of the standard terms and conditions of product sales by SAL (containing applicable guaranty, warranty and indemnity provisions).

        4.20 Tax Matters.

                (a) SAL has timely filed all Tax Returns required to be filed by it. All such Tax Returns are true, correct and complete. SAL has made timely payment of all Taxes required to be paid on or before the date hereof and adequate reserves for unpaid Tax liabilities (excluding reserves for deferred Taxes to reflect timing differences between book and taxable income) have been established on the Financial Statements. SAL has no liability in excess of the Taxes so paid plus the amount of Reserves so established. SAL has fulfilled all withholding obligations relating to Taxes and has paid or remitted to the appropriate governmental authorities the proper amounts with respect to the foregoing.

                (b) SAL has not waived any statute of limitations in respect of Taxes or agreed to an extension of time with respect to the period for assessment or collection of Taxes. Neither the Internal Revenue Service nor any foreign, state, local or other taxing authority is now asserting or threatening to assert any claim for assessment or collection of any Taxes against SAL. There is no power of attorney relating to Taxes that is currently in force.

                (c) Except as set forth in Section 4.20(c) of the SAL Disclosure Schedule, SAL has no net operating losses, tax credit carryovers or other tax attributes presently subject to limitation under Section 382, 383 or 384 of the Code, Treasury Regulation Section 1.1502-15T 21T or otherwise. For its taxable period that began January 1, 2000 and will end the close of business on the Effective Date, SAL has not and will not recognize any taxable income for federal, state or local income tax purposes, and neither the Surviving Corporation nor JMAR will recognize any taxable income for any such purposes as a result of the transactions contemplated herein or by the Modification Agreement, the DI Modification Agreement or other transactions occurring in connection therewith or in connection with the restructuring of the debt of SAL.

                (d) SAL is not a party to, bound by, or subject to any liability with respect to, any tax sharing, tax allocation, tax indemnity or similar agreement.

                (e) SAL has not made any payments, is not obligated to make any payments, and is not a party to any agreement, contract, arrangement or plan that will obligate it to make any payments not deductible under Section 280G of the Code or otherwise with respect to the transactions contemplated hereby or any other transaction (past, present or future). SAL has not agreed to make, nor will it be required to make as a result of any of the transactions contemplated hereby, any adjustment under Section 481 of the Code (or any similar provision of the Tax laws of any jurisdiction).

                (f) SAL has not filed a consent under Section 341(f) of the Code (or any similar provision of state, local or foreign law) concerning collapsible corporations, and will not file such a consent.

                (g) Except as set forth in Section 4.20(g) of the SAL Disclosure Schedule, no Stockholder is a "foreign person" as defined in Code Section 1445(f)(3). SAL has not been a United States Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code and JMAR is not required to withhold tax on the purchase of stock of SAL by reason of Code Section 1445, Code Section 3406 or otherwise.

                (h) SAL (i) has not been a member of an affiliated group filing a consolidated federal income tax return and (ii) has no Liability for the Taxes of any Person (other than any Taxes of SAL) under Treasury Regulation Section 1.1502-6 (or any similar state, local or foreign law), as a transferee or successor, or otherwise.

                (i) There are no liens for Taxes (other than for current taxes not yet due and payable) upon any of the assets of SAL.

                (j) SAL has not taken any positions on its federal income Tax Returns that would require disclosure in order to avoid a substantial understatement penalty within the meaning of Section 6662 of the Code.

                (k) SAL has furnished to JMAR (i) true, complete and correct copies of all federal, foreign, state and local income or franchise Tax Returns filed for SAL with respect to all open Tax years; (ii) true, complete and correct copies of all audit reports, statements of deficiencies, closing or other agreements received by SAL from Tax authorities related to Taxes, including, without limitation, all reports, statements, memoranda and opinions, whether formal or informal, regarding audits and examinations that have begun but have not been completed; (iii) a list of all elections in effect with respect to Taxes that will survive the Closing; and (iv) a schedule that contains an accurate and complete description of any carryovers of Tax attributes.

                (l) SAL has complied with all reporting and recordkeeping requirements under Code Sections 6038A and 6038B.

                (m) SAL has no Liability pursuant to Section 6901 of the Code or otherwise under applicable law by virtue of any transfer of an asset or assets to it, and neither JMAR nor the Surviving Corporation will be subject to such Liability as a result of any of the transactions contemplated hereby.

                (n) SAL has not distributed stock of a "controlled corporation" (within the meaning of Section 355(a) of the Code) in a transaction subject to Code Section 355 within the past two years.

                (o) SAL has not made an election, and is not required to treat any of its assets, as owned by another person pursuant to the provisions of
Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Capital Reform Act of 1986, or as tax-exempt bond financed property within the meaning Section 168(g) of the Code or as tax-exempt use property within the meaning of Section 168(h)(1) of the Code.

                (p) Assuming compliance by JMAR and Acquisition with the obligations under this Agreement the non-compliance of which would cause the Merger not to qualify as a reorganization pursuant to Section 368(a)(1)(A) of the Code, the Merger shall qualify as a reorganization pursuant to Section 368(a)(1)(A) of the Code.

        4.21 Environmental Matters.

                (a) As used in this Agreement:

                        (i) "Cleanup" means all actions required to (A) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (B) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare of the indoor or outdoor environment; (C) perform pre-remedial studies and investigations and post-remedial monitoring and care or (D) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the environment.

                        (ii) "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging potential Liability (including, without limitation, potential Liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (A) the presence, or Release into the environment, of any Hazardous Materials at any location, whether or not owned or operated by SAL or (B) any violation of any Environmental Law.

                        (iii) "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials, and all laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources.

                        (iv) "Hazardous Materials" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5, or defined as such by, or regulated as such under, any Environmental Law.

                        (v) "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in, the air, soil, surface water, groundwater or property.

                (b) SAL is in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by SAL of all Permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof) except instances of noncompliance which would not have and could not reasonably be expected to have a Material Adverse Effect. SAL has not received any communication (written or oral), whether from a governmental authority or a third party, that alleges that SAL is not in such compliance, and there are no past or present actions, activities, circumstances, conditions, events or incidents of SAL that may prevent such compliance in the future. All Permits and other governmental authorizations currently held by SAL pursuant to applicable Environmental Laws are identified in Section 4.21 of the SAL Disclosure Schedule.

                (c) No transfers of Permits or other governmental authorizations under Environmental Laws, and no additional Permits or other governmental authorizations under Environmental Laws, will be required for SAL to conduct its business in full compliance with all applicable Environmental Laws immediately following the Closing.

                (d) There is no material Environmental Claim pending or, to the Knowledge of SAL, threatened against SAL or against any Person whose liability for any such Environmental Claim SAL has or may have retained or assumed either contractually or by operation of law.

                (e) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the presence or Release of any Hazardous

Material, which are reasonably likely to form the basis of any material Environmental Claim against SAL or against any Person whose Liability for any Environmental Claim SAL has or may have retained or assumed either contractually or by operation of law.

                (f) SAL has not, and, to the Knowledge of SAL, no other Person has, Released, placed, buried or dumped Hazardous Materials produced by, or resulting from, any business, commercial or industrial activities, operations or processes, on or beneath any property currently or formerly owned, operated or leased by SAL.

                (g) SAL has delivered or otherwise made available for inspection to JMAR true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring data possessed or initiated by SAL pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by SAL, or regarding SAL's compliance with applicable Environmental Laws.

                (h) Without in any way limiting the generality of the foregoing, any properties owned, operated or leased by SAL do not contain any: (i) underground storage tanks; asbestos; polychlorinated biphenyls; (ii) underground injection wells; (iii) radioactive materials or (iv) septic tanks or waste disposal pits in which process wastewater or any Hazardous Materials have been discharged or disposed.

        4.22 Customers and Suppliers. Except as set forth in Section 4.22 of the SAL Disclosure Schedule, no customer or supplier accounted for more than 10% of SAL's sales or purchases in SAL's last fiscal year or current fiscal year to date. Section 4.22 of the SAL Disclosure Schedule sets forth a complete and accurate list of SAL's top ten customers (the "Material Customers") in terms of gross sales volume for SAL's last fiscal year or current fiscal year to date. SAL is not involved in any material claim with any Material Customer and is not involved in any dispute with other customers which in the aggregate is reasonably likely to be deemed material. No customer or supplier material to the business of SAL has terminated or altered, or notified SAL in writing of any intention to terminate or alter, its relationship with SAL, and SAL has no Knowledge that a customer or supplier material to the business of SAL will terminate or materially alter its relationship with SAL.

        4.23 Books and Records. SAL has made and kept books, records and accounts which accurately reflect its activities and the acquisition and disposition of its assets in all material respects.

        4.24 No Brokers. Other than with respect to an agreement with Agile Equity, whose fees, in the event the Closing occurs, shall be satisfied in accordance with Section 9.8(a), SAL has not entered into nor will it enter into any contract, agreement, arrangement or understanding with any Person which will result in an obligation of SAL, JMAR or Acquisition to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

        4.25 Powers of Attorney. Section 4.25 of the SAL Disclosure Schedule contains a complete and accurate list of all outstanding powers of attorney or similar authorizations given by SAL.

        4.26 Transactions With Related Parties. SAL has not entered into a transaction with any Related Party other than at arms' length, and no Related
Party:

                (a) has borrowed money from or loaned money to SAL which will not be repaid on or before the Closing Date or the assumption of which by Acquisition has not been approved by JMAR and Acquisition under this Agreement;

                (b) has any contractual or other claim, express or implied, of any kind whatsoever against SAL; or

                (c) has been engaged, since June 1, 1999, in any other transaction with SAL (other than employment relationships at no greater than the current salaries disclosed in Section 4.26 of the SAL Disclosure Schedule).

        4.27 Intellectual Property (a) Ownership and Adequacy. Except as would not have or could not reasonably be expected to have a Material Adverse Effect, SAL owns or, as of the Closing Date, will own, or has the right or, as of the Closing Date, will have the right to use all Intellectual Property necessary for the operation of the businesses of SAL as presently conducted and as proposed to be conducted, or that is controlled or used, by and/or on behalf of SAL, or in which SAL has any material interest whatsoever (the "SAL Intellectual Property"), except for Intellectual Property the absence of which would not have any Material Adverse Effect. SAL has taken all commercially reasonable action(s) to perfect its ownership of, maintain, protect, and safeguard all of the patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyright registrations, copyright applications, domain names and licenses owned by SAL (collectively, the "Registrations"). Each item of SAL Intellectual Property owned or used by SAL immediately prior to the Effective Time will be owned or available for use by Acquisition on identical terms and conditions immediately subsequent to the Closing hereunder. Section 4.27(a) of the SAL Disclosure Schedule lists and identifies all of the Registrations. True and correct copies of all of the Registrations (including all pending applications and application related documents and materials) owned, controlled or used by or on behalf of SAL or in which SAL has any material interest, as amended prior to the Closing Date, have been provided or made available to JMAR. With respect to each item of SAL Intellectual Property:

                        (i) SAL possesses all right, title, and interest in and to the item, free and clear of all liens, claims and Encumbrances or other restrictions other than liens, claims and Encumbrances to be discharged on or before the closing;

                        (ii) all necessary assignments, documents, and certificates in connection with the Registrations have been filed with the relevant patent, trademark, copyright, or other authorities in the United States for purposes of maintaining such Registrations;

                        (iii) except as set forth in Section 4.27(a) of the SAL Disclosure Schedule, the item is valid and subsisting, and all necessary annuities, filing, registration, maintenance, renewal fees in conjunction with the Registrations have been paid;

                        (iv) each such patent application, contains an accurate written description sufficient to enable practice of the invention and includes the best mode of practicing the invention known to SAL and/or the inventors as of the date of such application; no undisclosed information, including without limitation, any algorithm, is necessary to provide adequate written description, to enable, or to disclose the best mode;

                        (v) except as set forth in Section 4.27(a) of the Disclosure Schedule, there are no actions that must be taken within ninety (90) days of the Closing Date for the purposes of obtaining, maintaining, perfecting, preserving, or renewing any SAL Intellectual Property;

                        (vi) in each case where SAL has acquired any SAL Intellectual Property from any Person, or jointly developed SAL Intellectual Property with any Person, SAL has obtained a valid, enforceable, and irrevocable transfer of all right, title, and interest to the such SAL Intellectual Property;

                        (vii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                        (viii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item;

                        (ix) SAL has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item; and

                        (x) Other than pursuant to that certain License Agreement by and between SAL and Karl Suss KG-GmbH and Co. dated as of June 9, 2001, SAL has not granted to any Person any currently effective license, option or other rights to use in any manner any SAL Intellectual Property whether requiring the payment of royalties or not, with respect to the item.

                (b) Third Party Rights. Section 4.27(b) of the SAL Disclosure
Schedule identifies each material item of Intellectual Property that any third party owns and that SAL uses pursuant to license, sublicense, agreement, or permission. SAL has delivered to JMAR correct and complete copies of all such licenses, sublicenses, agreements, and permissions, as amended prior to the Closing Date. SAL does not and will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with any Intellectual Property rights of third parties as a result of the past or continued operation of its business as presently conducted or as proposed to be conducted prior to the Closing. Except as set forth in Section 4.27(b) of the SAL Disclosure Schedule, SAL does not have any contractual obligation to compensate any Person for the use of any SAL Intellectual Property. With respect to each item of Intellectual Property required to be identified in Section 4.27(b) of the SAL Disclosure Schedule, and except as set forth therein:

                        (i) the license, sublicense, agreement, or permission covering such item is legal, valid, binding, enforceable, and in full force and effect;

                        (ii) the license, sublicense, agreement, or permission covering such item will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                        (iii) SAL is not, and to its Knowledge, no other party to the license, sublicense, agreement, or permission covering such item is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                        (iv) SAL is not, and to its Knowledge, no other party to the license, sublicense, agreement, or permission covering such item has repudiated any provision thereof;

                        (v) with respect to each sublicense, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

                        (vi) no Person who has licensed Intellectual Property to SAL has any ownership rights or license or permission to use any improvements made by SAL in such Intellectual Property;

                        (vii) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                        (viii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property;

                        (ix) SAL has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission covering such item; and

                        (x) SAL shall provide, before and after Closing, all reasonable cooperation necessary to effectuate the proper and valid assignment and transfer of each license, sublicense, agreement or permission covering such item in Section 4.27(b) of the SAL Disclosure Schedule to JMAR.

                (c) Enforceability, Validity, and Absence of Claims. To the Knowledge of SAL, there are no facts or circumstances (including any information or fact that would constitute prior art) that would render any SAL Intellectual Property unpatentable, invalid, unenforceable or infringed, or would adversely effect any pending application for any SAL Intellectual Property. SAL has not misrepresented, or failed to disclose and has no Knowledge of any misrepresentation or failure to disclose, any fact or circumstances in any application for any SAL Intellectual Property that would constitute fraud or misrepresentation or breach of the duty of candor with respect to such application or that would otherwise affect the patentability, validity, enforceability or infringement of any SAL Intellectual Property. SAL has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any third party, and neither SAL nor its directors, officers, employees or agents has ever received any charge, complaint, claim, demand, or notice alleging such interference, infringement, misappropriation, or violation (including any claim that SAL must license or refrain from the use, or offer of a license under, any Intellectual Property rights of any third party). To the Knowledge of SAL, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of SAL. SAL has never made any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the third party must license or refrain from using, or offer of a license under, any Intellectual Property rights of SAL.)

        4.28 Identification of Depositories and Authorities. Section 4.28 of the SAL Disclosure Schedule sets forth a complete and accurate list of the names and addresses of all banks, trust companies, savings and loan associations and other financial institutions in which SAL has assets, deposits or safe deposit boxes and the signatories thereunder.

        4.29 Governmental Permits. Section 4.29 of the SAL Disclosure Schedule sets forth and SAL owns, holds or possesses, in respect of its business, all Permits issued or necessary to entitle it to own or lease, operate and use its properties and to carry on and conduct its business as currently conducted, except for those environmental Permits as to which Section 4.21 applies. SAL has fulfilled and performed in all material respects its respective obligations under each of such Permit, all such Permits are in full force and effect and are not subject to any appeals or further proceedings or to any unsatisfied conditions (other than normal renewal procedures on comparable terms) and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a material breach or default under any such Permit. No notice of cancellation, of default or of any material dispute concerning any such Permit, or of any event, condition or state of facts described in the preceding sentence, has been received by SAL. There is no proceeding pending or, to the Knowledge of SAL, threatened to revoke, suspend, rescind, modify, cancel or otherwise fail to renew any such Permit. Each Permit is valid, subsisting and in full force and effect and may be assigned and transferred to Acquisition in accordance with this Agreement without (i) the occurrence of any breach, default or forfeiture of material rights thereunder or (ii) the consent, approval of, or the making of any filing with, any governmental body, regulatory commission or other party.

        4.30 Legal and Tax Advice. SAL has had an opportunity to discuss this Agreement with counsel of its choosing, and to have the legal consequences of this Agreement and the transactions contemplated hereby explained by such counsel. The Stockholders also have had an opportunity to seek and obtain the advice of competent tax professionals with respect to the tax consequences of this Agreement and the transactions contemplated hereby. Neither SAL nor any Stockholder is relying upon JMAR, Acquisition or any of their respective stockholders, members, directors, officers, attorneys, accountants, agents or representatives for purposes of interpreting the provisions of this Agreement or assessing the consequences hereof.

        4.31 Vote Required. The approval of the Merger and this Agreement and the consummation of the transactions contemplated hereby by the affirmative vote or written consent of Stockholders holding shares of SAL Stock representing a majority of the votes entitled to be cast by all holders of SAL Stock, voting together as a single class, are the only votes or consents of the holders of any class or series of the capital stock of SAL required to approve the Merger and this Agreement and the transactions contemplated hereby. The Board of Directors of SAL has: (a) unanimously approved the Merger and this Agreement and the consummation of the transactions contemplated hereby; (b) determined that the Merger and this Agreement and the consummation of the transactions contemplated hereby are fair to, and in the best interests of, the Stockholders; and (c) resolved to recommend the Merger and this Agreement and the consummation of the transactions contemplated hereby to the Stockholders for approval and adoption and directed that the consummation of the transactions contemplated hereby be submitted to such Stockholders.

        4.32 Disclosure. This Agreement, the Information Statement and all information or documents included therein or attached thereto, the SAL Disclosure Schedule and the Closing bring-down certificates furnished or to be furnished to JMAR by or on behalf of SAL pursuant to or in connection with this Agreement (a) do not and will not contain any untrue statement of a material fact and (b) do not and will not omit to state a material fact necessary, in light of the circumstances under which made, to make the statements contained herein and therein not misleading.

        4.33 Tax Treatment. Neither SAL nor, to SAL's Knowledge, any Affiliate of SAL has taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. SAL is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                                    ARTICLE V.
             REPRESENTATIONS AND WARRANTIES OF JMAR AND ACQUISITION

        Except as is otherwise set forth with appropriate section references in the JMAR Disclosure Schedule, JMAR and Acquisition, jointly and severally, hereby make the representations and warranties set forth below to SAL as of the date hereof.

        5.1 Due Organization. Each of JMAR and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, lease and operate its properties and conduct its business as it is presently being conducted. JMAR is not in default under or in violation of any provisions of its certificate of incorporation. JMAR is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary as a result of the conduct of its business in the ownership of its properties, except where the failure to be so qualified would not have a Material Adverse Effect. JMAR owns all of the issued and outstanding shares of Acquisition Common Stock.

        5.2 Authorization. Each of JMAR and Acquisition has all necessary corporate power and authority, and has taken or will take prior to the Effective Time all corporate action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by JMAR and Acquisition and the consummation by JMAR and Acquisition of the transactions contemplated hereby have been duly approved or will be prior to the Effective Time by all requisite corporate action on the part of JMAR and Acquisition. No other corporate proceedings on the part of JMAR or Acquisition are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by JMAR and Acquisition and is a legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, subject to general principles of equity and laws of general application relating to bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, regardless of whether considered in a proceeding in equity or at law.

        5.3 Non-Contravention. The execution, delivery and performance of this Agreement by JMAR and Acquisition and the consummation by JMAR and Acquisition of the transactions contemplated hereby do not, with or without the giving of notice or the lapse of time, or both, violate, conflict with, result in the breach of or a default under, or accelerate the performance required by or result in any Material Adverse Effect under any of the terms, conditions or provisions of, the charter or bylaws of JMAR or Acquisition or any covenant, agreement, commitment or understanding (including any license or sub-license agreement, covenant not to compete, employment agreement or consulting agreement) to which JMAR or Acquisition is a party, or any Permit, authorization, order, ruling, decree, judgment or arbitration award, or any law, rule, regulation or stipulation, to which JMAR or Acquisition is subject, or result in the creation of any Encumbrance upon any of the properties or assets of JMAR or Acquisition.

        5.4 SEC Documents. JMAR has timely filed all required forms, reports and documents with the SEC since January 1, 1999 (collectively, the "JMAR Reports"). As of their respective dates, the JMAR Reports (a) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (the "Securities Laws") and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of JMAR included in or incorporated by reference into the JMAR Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of JMAR as of its date and each of the consolidated statements of operations, stockholders equity and cash flows of JMAR included in or incorporated by reference into the JMAR Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, stockholders equity or cash flows, as the case may be, of JMAR for the periods set forth therein (subject, in the case of unaudited statements, to the absence of footnotes and to normal, year-end audit adjustments which would not be material in amount or effect), in each case in accordance with GAAP, except as may be noted therein or in the notes thereto and except, in the case of the unaudited statements, as permitted by the Exchange Act.

        5.5 Consents and Approvals. Other than forms which may be required to be filed by JMAR with the SEC or state securities commissioners after the Closing, no consent, approval, authorization, declaration, filing or registration with any governmental or regulatory authority, or any other Person, is required to be made or obtained by JMAR in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

        5.6 JMAR Common Stock. All of the shares of JMAR Common Stock to be issued pursuant to this Agreement have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free of all liens, claims and Encumbrances (other than transfer restrictions imposed on such shares by federal and state securities laws) created by JMAR.

        5.7 No Material Adverse Change. Since the date of the last JMAR Report, there has not been any Material Adverse Effect on JMAR.

        5.8 No Brokers. Neither JMAR nor Acquisition has entered into nor will they enter into any contract, agreement, arrangement or understanding with any Person which will result in the obligation of SAL, JMAR or Acquisition to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

                                   ARTICLE VI.
                              PRE-CLOSING COVENANTS

        6.1 Conduct of Business by SAL Pending the Closing. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, SAL covenants and agrees that, unless JMAR shall otherwise agree in writing, SAL shall conduct its business in the ordinary course of business and consistent with past practice. Without limiting the generality of the foregoing, SAL shall not directly or indirectly do, or propose to do, except as set forth in Section 6.1 of the SAL Disclosure Schedule, any of the following without the prior written consent of JMAR, in its sole discretion:

                (a) amend or otherwise change SAL's charter, bylaws or other organizational documents;

                (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any of its stock or any options, warrants, convertible securities or other rights of any kind to acquire any of its stock, or any other ownership interest in SAL or any of its Affiliates;

                (c) sell, pledge, dispose of or encumber any assets of SAL (other than sales of inventory in the ordinary course of business and in a manner consistent with past practice);

                (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its stock, (ii) split, combine or reclassify any of its stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its stock or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire any of its securities, including, without limitation, its stock or any option, warrant or right, directly or indirectly, to acquire its stock, or propose to do any of the foregoing;

                (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business consistent with past practice; (iii) enter into or amend any Material Contract other than in the ordinary course of business

(including, without limitation, any agreement between SAL and any officer, director, employee or stockholder of SAL (or any Affiliate of such Persons));
(iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $10,000 or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 6.1(e);

                (f) increase the compensation payable or to become payable to its directors, officers or employees, or grant any severance or termination pay to, or enter into or amend any employment or severance agreement with any director, officer or other employee of SAL, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by law;

                (g) take any action to change any accounting policies or procedures;

                (h) make any Tax election inconsistent with past practice or settle or compromise any federal, state, local or foreign Tax Liability or agree to an extension of a statute of limitations or engage in any transaction that would cause SAL to recognize taxable income under U.S. federal or applicable state or local law;

                (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) except in connection with the consummation of the transactions contemplated by this Agreement;

                (j) take any action inconsistent with characterization of the Merger as a reorganization pursuant to Code Section 368(a); or

                (k) take, or agree in writing or otherwise to take, any of the actions described in Sections 6.1(a) through 6.1(j), or any action which would make any of the representations or warranties of SAL contained in this Agreement untrue or incorrect or cause SAL not to perform its covenants hereunder.

        6.2 Further Assurances. Upon the terms and subject to the conditions contained herein, the parties agree, both before and after the Closing, (a) to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (b) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and (c) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to use their respective commercially reasonable efforts (i) to obtain all necessary waivers, consents and approvals from other parties to consummate the transactions contemplated by this Agreement, (ii) to obtain all necessary Permits as are required to be obtained under any laws, statutes, ordinances, rules or regulations, (iii) to defend all actions challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) to lift or rescind any injunction or restraining order or other court order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (v) to give all notices to, and make all registrations and filings with, third parties, including without limitation submissions of information requested by governmental authorities and (vi) to fulfill all conditions to this Agreement.

        6.3 No Solicitation. SAL and its Stockholders, directors, officers, representatives and agents, shall not, directly or indirectly, solicit, initiate or otherwise participate with respect to any inquiries or proposals concerning a sale of assets or securities of SAL, or any acquisition, merger, consolidation or similar transaction involving SAL (a "Competing Transaction"). For purposes hereof, "participate" shall not include (i) actions performed in a purely ministerial capacity (e.g., secretaries or receptionists taking phone messages) which are not performed to circumvent the above restrictions or (ii) responses to unsolicited contacts by third parties which are limited to "cannot discuss the matter."

                (a) SAL agrees to immediately notify JMAR after receipt of any Competing Transaction proposal, or any modification of or amendment to any Competing Transaction proposal, or any request for access to the properties, books or records of SAL by any Person that has informed or concurrently informs the Board of Directors of SAL that it is considering making, or has made, a Competing Transaction proposal. Such notice shall be made in writing.

                (b) SAL shall immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than JMAR) conducted heretofore with respect to any Competing Transaction proposal. SAL agrees not to release any third party from the confidentiality provisions of any confidentiality agreement to which SAL is a party.

                (c) SAL shall advise its Stockholders, directors, officers, representatives and agents of the restrictions described in this Section 6.3.

        6.4 Affiliates' Letters. The Affiliates of SAL as of the date of this Agreement are listed in Section 6.4 of the SAL Disclosure Schedule. SAL shall deliver to JMAR prior to the Closing a letter identifying all Persons who are Affiliates of SAL as of the Closing Date. SAL shall cause each Person who is identified as an Affiliate in the letter referred to above to deliver, at or prior to the Closing, a signed, written agreement, in the form attached as Exhibit G hereto (each, an "Affiliate Letter"), to the effect that such Person will not sell or otherwise transfer any shares of JMAR Common Stock issued to such Person pursuant to the Merger, except as set forth therein.

        6.5 Access to Information, Properties and Personnel. SAL shall allow JMAR, through its employees, agents and representatives, prior to the Closing, on reasonable prior notice and without any material disruptions of SAL's business activities, to make such investigation of the business, properties, plants, books, records and employees of SAL, including, without limitation, financial statements, internal financial reports, projections and other materials, and to conduct such examination of the condition (financial or otherwise) of SAL as JMAR reasonably deems necessary or advisable. Prior to the Closing, SAL will cooperate with JMAR in all reasonable respects in the planning in advance for the future operations of the business of SAL. JMAR shall allow SAL, through its employees, agents and representatives, prior to the Closing, on reasonable prior notice and without any material disruptions of JMAR's business activities, to make such investigation of the business, properties, plants, books, records and employees of JMAR, including, without limitation, financial statements, internal financial reports, projections and other materials, and to conduct such examination of the condition (financial or otherwise) of JMAR as SAL reasonably deems necessary or advisable.

        6.6 Confidential Information. In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, the parties acknowledge that each has had access to confidential information relating to each other, including technical or marketing information, ideas, methods, developments, inventions, improvements, business plans, trade secrets, scientific or statistical data, diagrams, drawings, specifications or other proprietary information relating thereto, together with all analyses, compilations, studies or other documents, records or data prepared by SAL, the Stockholders, JMAR or their respective representatives which contain or otherwise reflect or are generated from such information ("Confidential Information"). The term "Confidential Information" does not include information which (a) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of its disclosure by the receiving party or its representatives), (b) other than information designated as confidential under that certain Proprietary Rights and Non-Disclosure Agreement dated August 7, 2000 (the "Confidentiality Agreement"), was available to the receiving party on a non-confidential basis from a source other than the disclosing party or its representatives, (c) has been independently obtained from a third party without breach of such third party's obligations of confidentiality or (d) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosures and assistance in obtaining an order granting confidentiality with respect to such information or protecting such information from public disclosure. Prior to the Closing Date, each of the parties shall treat all Confidential Information as confidential, preserve the confidentiality thereof and not disclose any Confidential Information, except to their representatives and agents who the receiving party believes need to know such Confidential Information in connection with the transactions contemplated hereby. The parties shall use all reasonable efforts to cause their representatives and agents to treat all Confidential Information as confidential, preserve the confidentiality thereof and not disclose any Confidential Information. Each party shall be responsible for any breach of this Agreement by any of its representatives or agents. In the event that the receiving party or any of its representatives is requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Confidential Information, the receiving party will notify the disclosing party promptly so that the disclosing party may seek a protective order or other appropriate remedy or, in the disclosing party's sole discretion, waive compliance with the terms of this Agreement. In the event that no such protective order or other remedy is obtained, or that the disclosing party waives compliance with the terms of this Agreement, the receiving party will furnish only that portion of the Confidential Information which it is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information. This Section 6.6 shall supersede the Confidentiality Agreement in its entirety.

        6.7 Notification of Certain Matters. Each party hereto shall give prompt notice to the other parties of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty of such party contained in this Agreement to be materially untrue or inaccurate or (b) any failure of such party materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.7 shall not limit or otherwise affect the remedies available hereunder to the non-breaching parties.

        6.8 Consents.

                (a) As soon as practicable, each of SAL and JMAR shall commence to take all reasonable action required to obtain all consents, approvals, and agreements of, and to give all notices and make all filings with, any third parties, including federal, state, local, and foreign governmental authorities, necessary to authorize, approve or permit the Merger. In addition, subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use its commercially reasonable efforts to take, or cause to be taken, all action to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby.

                (b) JMAR, Acquisition and SAL shall cooperate and use their respective reasonable efforts (i) to prepare all documentation, to effect all filings and to obtain all Permits, consents, approvals and authorizations of all third parties and other governmental authorities necessary to consummate the transactions contemplated by this Agreement and (ii) to cause the transactions contemplated by this Agreement to be consummated as expeditiously as is reasonably practicable.

        6.9 Stockholder Approval. SAL shall use diligent good faith efforts to solicit and obtain, within ten (10) days after the execution of this Agreement, the affirmative vote or written consent of the holders of SAL Stock as to the Merger and this Agreement and the consummation of the transactions contemplated hereby. If SAL obtains such consent and such consent is not unanimous, SAL shall send notice promptly after the execution of this Agreement to the Stockholders in accordance with Section 228 of the DGCL. The Board of Directors of SAL shall recommend the Merger, this Agreement and the transactions contemplated hereby for approval and adoption by the Stockholders, and shall not subsequently amend, modify or withdraw such recommendation in any manner adverse to JMAR. Prior to or at the time of the initial solicitation of the Stockholders, SAL shall provide to the Stockholders an information statement (the "Information Statement") to be prepared by JMAR and SAL, which shall contain information provided by JMAR regarding itself (including financial statements), information provided by SAL regarding SAL (including financial statements), a description of the Merger and the material terms of this Agreement, the recommendation of SAL's Board of Directors that stockholders vote for or grant their consent to the Merger and this Agreement and the consummation of the transactions contemplated hereby, information provided by SAL regarding the United States federal income tax consequences of the Merger, information regarding dissenters' rights available to the Stockholders under the DGCL, information provided by SAL regarding all material interests of the officers and directors of SAL in the transactions contemplated hereby, and all other information required under the DGCL and applicable securities laws. Each of JMAR and SAL will reasonably cooperate with the other in connection with the preparation of the Information Statement, including furnishing all information concerning itself to the other as may be reasonably requested in connection with the preparation of such Information Statement, which information shall be true and correct in all material respects without the omission of any material fact which is required to make such information not false or misleading. In addition, SAL shall use all reasonable efforts to cause each Stockholder to execute and deliver to JMAR a Stockholders Agreement in the form attached hereto as Exhibit H (the "Stockholders Agreement").

        6.10 SAL Stock Options; SAL Warrants and Convertible Debt. SAL and its Board of Directors shall take all necessary actions such that all SAL Stock Options shall have been exercised or terminated on or prior to the Effective Time. In addition to the foregoing, SAL shall cause the Stock Option Plan to be terminated on or prior to the Effective Time, and shall establish to the reasonable satisfaction of JMAR that no person or entity (whether or not a participant in the Stock Option Plan) has or will have any right to acquire any interest in SAL, JMAR or the Surviving Corporation as a result of the exercise of options or other rights or warrants or other securities convertible into SAL Stock on or after the Effective Time. To that end, SAL shall use all reasonable efforts to cause (a) all of the SAL Warrants to be exercised, canceled or terminated at or prior to the Effective Time and (b) any outstanding debt of SAL that is convertible into shares of SAL Stock to be converted or amended and modified in a manner acceptable to JMAR at or prior to the Effective Time.

        6.11 Public Statements and Press Releases. Subject to the provisions of
Section 6.6, neither SAL, or JMAR, nor any of their respective Affiliates, shall issue or release any written public announcement, press release, statement or acknowledgment of the existence of, or the terms, conditions and status of, the transactions provided for herein, without the prior approval of the other as to the content and time of release of and the media in which such statement or announcement is to be made and that they will use commercially reasonable efforts to consult with one another before making other public statements or responding to any press inquiry with respect to this Agreement or the transactions contemplated hereby, except as may be required by law or any governmental agency or the rules of the NASD. Nothing contained herein shall prevent either party at any time from furnishing any information to any governmental agency if required by applicable law nor prevent SAL or JMAR from issuing any release in accordance with the provisions of Section 6.6 when it believes, based upon advice of counsel, it is legally required to do so.

        6.12 Liabilities of SAL. SAL agrees to take all reasonable action necessary to cause the Liabilities of SAL at Closing, including without limitation the Transactions Costs, the indebtedness of SAL in favor of Howard Bank and any expenses of SAL required to be paid to Agile Equity in connection with the consummation of the transactions contemplated hereby, to be extinguished or satisfied, other than the Liabilities set forth on Exhibit I attached hereto (the "Assumed Liabilities").

        6.13 Updated Financial Information. SAL agrees to take all action necessary to cause to be prepared and delivered to JMAR prior to Closing (a) the unaudited financial statements as of and for the six-month period ended on June 30, 2001, (b) the total amount of accounts receivable of SAL outstanding as June 30, 2001 and the agings of such receivables based on the following schedule:
0-30 days, 31-60 days and over 60 days, (c) a list of all of SAL's outstanding purchase orders as of June 30, 2001 and (d) a detailed trial balance (indicating each General Ledger account balance) as of June 30, 2001.

                                   ARTICLE VII.
                              CONDITIONS TO CLOSING

        7.1 Conditions to Each Party's Obligation to Effect the Merger. Unless waived in writing, the respective obligation of each party to effect the Merger provided for hereby shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

                (a) No action or proceeding shall have been instituted before a court or other governmental body or by any governmental agency or public authority to restrain or prohibit the transactions contemplated by this Agreement or to obtain an amount of damages or other material relief in connection with the execution of this Agreement or the consummation of the Merger; and no governmental agency shall have given notice to any party hereto to the effect that consummation of the transactions contemplated by this Agreement would constitute a violation of any law or that it intends to commence proceedings to restrain consummation of the Merger;

                (b) The Merger and this Agreement and the consummation of the transactions contemplated hereby shall have been approved by the Boards of Directors of JMAR and SAL and by the requisite vote or written consent of the holders of the outstanding shares of SAL Stock;

                (c) All consents, approvals and waivers from third parties, including federal, state, local, foreign and other governmental authorities, necessary to consummate the transactions contemplated hereby shall have been obtained, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a Material Adverse Effect on the business of the Surviving Corporation following the Effective Time;

                (d) JMAR, Acquisition and SAL shall have executed and delivered the Certificate of Merger and any other appropriate certificates or documents for filing with the Secretary of State of the State of Delaware and any other appropriate governmental authorities; and

                (e) JMAR, Acquisition and SAL shall have executed and delivered the Agreement of Merger and any other appropriate certificates or documents for filing with the Secretary of State of the State of California and any other appropriate governmental authorities;

        7.2 Conditions to SAL's Obligation to Effect the Merger. Unless waived by SAL in writing, the obligation of SAL to effect the Merger provided for hereby shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

                (a) The representations and warranties of JMAR and Acquisition contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, except (i) as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof and (ii) as and to the extent that such representations or warranties that speak as of a specific date or time other than the Closing Date, which need be true and correct in all material respect only as of the specified date or time;

                (b) JMAR shall have performed, and shall have caused Acquisition to perform, all agreements and covenants required hereby to be performed by it prior to or at the Closing; provided, however, that SAL shall not be entitled to refuse to consummate the transaction in reliance upon its own breach or failure to perform.

                (c) There shall be delivered to SAL a certificate signed by an officer of JMAR certifying as to JMAR's compliance with the conditions set forth in Section 7.2(a) and 7.2(b);

                (d) JMAR and Acquisition shall have furnished to SAL an opinion of Joseph G. Martinez, Esq., counsel to JMAR and Acquisition, dated as of the Closing Date and substantially in the form attached hereto as Exhibit J;

                (e) From the date of this Agreement through the Effective Time, no Material Adverse Effect of JMAR shall have occurred and there shall exist no fact or circumstance which could reasonably be expected to have a Material Adverse Effect of JMAR;

                (f) Acquisition will establish a stock option plan that provides for the grant to employees and officers of Acquisition to purchase Acquisition capital stock. Five percent (5%) of the capital stock of Acquisition shall be reserved for issuance under the plan to officers and employees of SAL;

                (g) Each of Daniel Fleming, Heinz Siegert, Robert Selzer and Ken Mason shall have executed and delivered to JMAR an employment agreement in substantially the form attached hereto as Exhibit K; and

                (h) On or prior to the Closing Date, JMAR shall have delivered to SAL each of the following:

                        (i) a copy of each of (A) the text of the resolutions adopted by the respective Boards of Directors of JMAR and Acquisition authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and (B) the Bylaws of JMAR and Acquisition, along with certificates executed on behalf of each of JMAR and Acquisition by its corporate secretary certifying to SAL that such copies are true and complete copies of such resolutions and Bylaws, respectively, and that such resolutions and Bylaws were duly adopted and have not been amended or rescinded;

                        (ii) incumbency certificates executed on behalf of each of JMAR and Acquisition by each of their corporate secretaries certifying the signature and office of each officer executing this Agreement, the Certificate of Merger, the Agreement of Merger and such other agreements contemplated in this Agreement as SAL may request;

                        (iii) a copy of the Certificate of Incorporation of JMAR, as amended, certified by the Secretary of State of the State of Delaware, and a Certificate of Good Standing from the Secretary of State of the State of Delaware; and

                        (iv) a copy of the Certificate of Incorporation of Acquisition, certified by the Secretary of State of the State of Delaware, and a Certificate of Good Standing from the Secretary of State of the State of Delaware.

        7.3 Conditions to JMAR and Acquisition's Obligations to Effect the Merger. Unless waived by JMAR in writing, the obligations of JMAR and Acquisition to effect the Merger provided for hereby shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

                (a) The representations and warranties of SAL contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, except (i) as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof and (ii) as and to the extent that such representations or warranties that speak as of a specific date or time other than the Closing Date, which need be true and correct in all material respect only as of the specified date or time;

                (b) SAL shall have performed all agreements and covenants required hereby to be performed by it prior to or at the Closing Date; provided, however, that neither JMAR nor Acquisition shall be entitled to refuse to consummate the transaction in reliance upon its own breach or failure to perform;

                (c) There shall be delivered to JMAR and Acquisition a certificate signed by an officer of SAL certifying as to SAL's compliance with the conditions set forth in Section 7.3(a) and 7.3(b);

                (d) From the date of this Agreement through the Effective Time, no Material Adverse Effect of SAL shall have occurred and there shall exist no fact or circumstance which could reasonably be expected to have a Material Adverse Effect of SAL; provided, that, for the purposes of this Section 7.3(d), changes that do not cause the Closing Date Working Capital to be less than Seventy Five Thousand Dollars ($75,000) will not deemed to be a Material Adverse Effect;

                (e) The Merger and this Agreement and the consummation of the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the holders of SAL Stock;

                (f) JMAR shall have received from each Person who is an Affiliate of SAL an executed Affiliate Letter;

                (g) Each of Daniel Fleming, Heinz Siegert, Robert Selzer and Ken Mason shall have executed and delivered to JMAR an employment agreement in substantially the form attached hereto as Exhibit K;

                (h) JMAR shall have received executed Stockholders Agreements from holders of issued and outstanding shares of SAL Stock representing no less than ninety percent (90%) of the total number of shares of SAL Stock issued and outstanding as of the Closing Date;

                (i) JMAR shall have received from each Stockholder an executed investors representation certificate ("Investor Representation Certificate"), in substantially the form attached hereto as Exhibit L-1 if such Stockholder is acquiring any JMAR Shares within in the United States and in substantially the form attached hereto as Exhibit L-2 if such Stockholder is acquiring the JMAR Shares outside the United States;

                (j) SAL shall have completed the actions set forth in Section
6.10 regarding the termination and expiration of the SAL Stock Options, the Stock Option Plan, the SAL Warrants and any outstanding debt of SAL that is convertible into shares of SAL Stock;

                (k) SAL shall have furnished to JMAR and Acquisition an opinion of Gravel and Shea, counsel to SAL, dated as of the Closing Date and substantially in the form attached hereto as Exhibit M;

                (l) SAL shall have furnished to JMAR and Acquisition an opinion of Gordon Troy, Esq., intellectual property counsel to SAL, dated as of the Closing Date and substantially in the form attached hereto as Exhibit N;

                (m) SAL and Acquisition shall have received from Gravel and Shea, counsel to SAL, an opinion dated as of the Closing Date, in form and substance and based upon representations, warranties and assumptions reasonably satisfactory to JMAR, stating that the Merger will qualify for U.S. Federal and all applicable state and local income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and all applicable state and local counterparts thereof. The issuance of such opinion shall be conditioned upon receipt by such counsel on the Closing Date of a representation from SAL in the form and content attached hereto as Exhibit O and a representation letter from JMAR in the form attached hereto as Exhibit P;

                (n) Holders of issued and outstanding shares of SAL Stock representing no more than fifteen percent (15%) of the total number of shares of SAL Stock issued and outstanding, shall remain eligible to demand appraisal rights under Section 262 of the DGCL, and JMAR shall have received a certificate from SAL to that effect;

                (o) All Liabilities of SAL other than the Assumed Liabilities, including without limitation the Transactions Costs, the indebtedness of SAL in favor of Howard Bank and any expenses of SAL required to be paid to Agile Equity in connection with the consummation of the transactions contemplated hereby, shall have been extinguished or satisfied in full;

                (p) JMAR shall have determined in its reasonable discretion that the issuance of the JMAR Shares to the Stockholders shall be exempt from registration under the Securities Laws;

                (q) JMAR shall have received the documents and instruments contemplated by Section 3.8;

                (r) JMAR shall have received from SAL evidence satisfactory to JMAR that the Investors Corporation of Vermont has consented to the Merger and the transactions contemplated hereby under the Lease Agreement

                (s) SAL shall have received the following documents, duly executed and delivered by the creditors of SAL: (i) Modification Agreement; (ii) Amendment Number 2 and (iii) DI Modification Agreement;

                (t) JMAR shall have received the documents and instruments contemplated by Section 6.13;

                (u) The Business Plan shall have been approved by JMAR, which approval shall not be unreasonably withheld;

                (v) The SAL Disclosure Schedule shall be in form and substance satisfactory to JMAR, in its sole discretion regardless of any delivery to JMAR of such SAL Disclosure Schedule prior to the date hereof; and

                (w) On or prior to the Closing Date, SAL shall have delivered to JMAR each of the following:

                        (i) SAL's minute books, stock transfer records, corporate seal and other materials related to SAL's corporate administration;

                        (ii) a copy of the Certificate of Incorporation of SAL, as amended, certified by the Secretary of State of the State of Delaware, and Certificates of Good Standing from the Secretaries of State of the States of Delaware and any other states listed in Section 4.1 of the SAL Disclosure Schedule evidencing the good standing of SAL in each such jurisdiction;

                        (iii) a copy of each of (A) the text of the resolutions adopted by the Board of Directors of SAL authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and (B) the Bylaws of SAL, along with certificates executed on behalf of SAL by its corporate secretary certifying to JMAR that such copies are true and complete copies of such resolutions and Bylaws, respectively, and that such resolutions and Bylaws were duly adopted and have not been amended or rescinded;

                        (iv) incumbency certificates executed on behalf of SAL by its corporate secretary certifying the signature and office of each officer executing this Agreement, the Certificate of Merger, the Agreement of Merger and such other agreements contemplated by this Agreement as JMAR may request; and

                        (v) a tax clearance certificate or similar document(s) from each state in which SAL is subject to Tax, showing that SAL has paid its Taxes in such state.

                                  ARTICLE VIII.
                    THE STOCKHOLDER/NOTEHOLDER REPRESENTATIVE

        8.1 Appointment. As used in this Agreement, the "Stockholder/Noteholder Representative" shall mean Green Mountain Capital, L.P., or any Person appointed as a successor Stockholder/Noteholder Representative pursuant to Section 8.2 hereof.

        8.2 Election and Replacement. From and after the Closing Date until the date when all obligations under this Agreement have been discharged (including all indemnification obligations under Article X hereof), the Stockholders who immediately prior to the Effective Time held an aggregate number of shares of SAL Stock which exceeded 50% of the number of shares of SAL Stock outstanding immediately prior to the Effective Time (a "Majority"), may, from time to time upon written notice to the Stockholder/Noteholder Representative and JMAR, remove the Stockholder/Noteholder Representative (including any appointed by JMAR) or appoint a new Stockholder/Noteholder Representative to fill any vacancy created by the death, incapacitation, resignation or removal of the Stockholder/Noteholder Representative. Furthermore, if the Stockholder/Noteholder Representative dies, becomes incapacitated, resigns or is removed by a Majority, the Majority shall appoint a successor Stockholder/Noteholder Representative to fill the vacancy so created. If the Majority is required to but has not appointed a successor Stockholder/Noteholder Representative within fifteen (15) business days from a request by JMAR to appoint a successor Stockholder/Noteholder Representative, JMAR shall have the right to appoint a Stockholder/Noteholder Representative to fill any vacancy so created from the directors of SAL prior to the Merger, and shall advise all those who were holders of SAL Stock immediately prior to the Effective Time of such appointment by written notice. A copy of any appointment by the Majority of any successor Stockholder/Noteholder Representative shall be provided to JMAR promptly after it shall have been effected.

        8.3 Authority. The Stockholder/Noteholder Representative shall be authorized to discuss, negotiate, resolve and fully and finally settle on behalf of the Stockholders any claims for indemnification by JMAR against the Stockholders under Article X hereof, to the extent such claim is satisfied in whole or in part with any portion of the Earn-Out Conversion Shares or the Creditor Conversion Shares deposited in the Escrow Account or in a reduction in the aggregate principal amount of the Earn-Out Notes or the Creditor Notes, and to take any action to nominate the SAL Nominee for election to the Board of Directors of JMAR and to make and deliver any certificate, notice, consent or instrument required or permitted to be made or delivered under this Agreement or under the documents referred to in this Agreement (an "Instrument") which the Stockholder/Noteholder Representative determines in his discretion to be necessary, appropriate or desirable, and, in connection therewith, to hire or retain, at the sole expense of the Stockholders, such counsel, investment bankers, accountants, representatives and other professional advisors as he or she determines in his or her sole and absolute discretion to be necessary, advisable or appropriate in order to carry out and perform his or her rights and obligations hereunder. Any party receiving an Instrument from the Stockholder/Noteholder Representative shall have the right to rely in good faith upon such Instrument, and to act in accordance with the Instrument without independent investigation.

        8.4 No Liability of JMAR. JMAR (and the Surviving Corporation) shall have no Liability to any of the Stockholders or otherwise arising out of the acts or omissions of the

Stockholder/Noteholder Representative or any disputes among the Stockholders or between the Stockholders and the Stockholder/Noteholder Representative. JMAR may rely entirely on its dealings with, and notices to and from, the Stockholder/Noteholder Representative to satisfy any obligations it might have under this Agreement or otherwise to the Stockholders. The Stockholders shall indemnify JMAR and Acquisition for any damages suffered, including, but not limited to, attorneys' fees and other costs, as a result of JMAR or Acquisition's good faith reliance on the acts or omissions of the Stockholder/Noteholder Representative.

        8.5 Stockholder/Noteholder Representative Liability. The Stockholder/Noteholder Representative shall not suffer any liability or loss for any act performed or omitted to be preformed by him or her under this Agreement in the absence of a judicated gross negligence, willful neglect or bad faith. The Stockholder/Noteholder Representative may consult with counsel and other experts as may be reasonably necessary to advise him or her with respect to his rights and obligations hereunder and shall be fully protected by any act taken, suffered, permitted or omitted in good faith in accordance with the advice of such counsel and experts. The Stockholder/Noteholder Representative shall not be responsible for this sufficiency or accuracy of the form, execution, validity, or genuineness of documents or agreements provided to him or her nor shall he or she be responsible or liable in any respect on account of the identity, authority, or rights of the persons executing or delivering or purporting to execute or deliver any such document or agreement, and the Stockholder/Noteholder Representative shall be fully protected and relying upon any written notice, demand, certificate or document which he or she in good faith believes to be genuine.

        8.6 Fees and Expenses of Stockholder/Noteholder Representative. Acquisition, in consideration of the undertakings and agreements of the Stockholder/Noteholder Representative in this Article VIII, is authorized and directed to pay to the Stockholder/Noteholder Representative the amount of any statements presented to Acquisition and approved by Daniel J. Fleming (or, if Daniel J. Fleming is unavailable, approved by the SAL Nominee) subject to the provisions of the following sentence. The obligation of Acquisition to pay such amounts shall accrue only at the time Acquisition becomes obligated to make payments to holders of the Creditor Notes or Earn-Out Notes in accordance with their terms, whereupon Acquisition shall pay the approved amount and offset such payment against the amount otherwise payable to the holders of Earn-Out or Creditor Notes, pro rata in accordance with the outstanding principal amount of all such notes to the extent currently payable. JMAR or Acquisition agree to provide reasonable administrative assistance, at its cost, to assist the Stockholder/Noteholder Representative in fulfilling its obligations to communicate with the Stockholders and holders of Earn-Out Notes and Creditor Notes.

                                   ARTICLE IX.
                             POST-CLOSING COVENANTS

        9.1 Litigation Support. In the event and for so long as any party hereto is actively contesting or defending any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand of third parties after the Closing in connection with (a) any transaction contemplated by this Agreement or
(b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing involving SAL, each of the other parties shall cooperate in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the initiating party (unless such party is entitled to indemnification therefor under Article X); provided, however, that any party so requesting the cooperation of another party who is not an employee of JMAR or Acquisition shall compensate such other party for the reasonable value of their time to be provided as described in this Section 9.1.

        9.2 Registration Statement for Resale of JMAR Common Stock. JMAR shall take all reasonable actions to cause the JMAR Shares to be registered under the Securities Laws in accordance with the terms of the Stockholders Agreement.

        9.3 Board of Directors. For so long after the Closing as the Earn-Out Conditions remain eligible for satisfaction, JMAR shall take all actions reasonably necessary to (i) appoint to the Board of Directors of JMAR one person designated by the Stockholders Representative (the "SAL Nominee") and (ii) support the nomination and election to the SAL Nominee to the Board of Directors of JMAR at each annual meeting of JMAR's stockholders.

        9.4 Operation of Surviving Corporation. The parties acknowledge that following the Effective Time, JMAR shall have complete operational control over the Surviving Corporation, including the right to operate the Surviving Corporation on a cash neutral basis with its only obligation to provide to the Surviving Corporation funding of Two Hundred Fifty Thousand Dollars ($250,000) during each of the third and fourth calendar quarters of 2001 and Three Hundred Fifty Thousand Dollars ($350,000) during each of the first and second calendar quarters of 2002, with no obligation during such periods to provide funding in excess of such amounts or in any amount after the second calendar quarter of 2002. Notwithstanding the foregoing, JMAR shall have the right, in its sole discretion, to accelerate all or a portion of the funding requirements set forth in the immediately preceding sentence; provided, however, such acceleration shall not modify or increase JMAR's aggregate obligation to provide (a) no more than Two Hundred Fifty Thousand Dollars ($250,000) during the third calendar quarter of 2001, (b) no more than an aggregate of Five Hundred Thousand Dollars ($500,000) during the third and fourth calendar quarters of 2001, (c) no more than an aggregate of Eight Hundred Fifty Thousand Dollars ($850,000) during the third and fourth calendar quarters of 2001 and the first calendar quarter of 2002, and no more than an aggregate One Million Two Hundred Thousand Dollars ($1,200,000) during all four calendar quarters.

        9.5 Relocation. The parties agree that prior to the first anniversary of the Closing no person employed by SAL or any material part of SAL's operations immediately prior to the Effective Time shall be relocated from South Burlington, Vermont without the approval, which approval shall not be unreasonably withheld or delayed, of either (a) Daniel Fleming or (b) the SAL Nominee. Notwithstanding the foregoing, JMAR shall have the right to request that such SAL employees perform reasonable travel, including to JMAR's facilities in California incident to the performance of their employment responsibilities.

        9.6 Corporate Name. Without the approval, which approval shall not be unreasonably withheld or delayed, of either (a) Daniel Fleming or (b) the SAL Nominee, for a period of not less than eighteen (18) months following the Closing, JMAR shall cause the name of the Surviving Corporation to remain JMAR/SAL Lithography, Inc.

        9.7 Tax Matters. The final federal and state income tax returns for SAL through the Effective Time shall be prepared by Gallagher, Flynn & Company, PLC, under the direction of the Stockholder/Noteholder Representative, upon due consultation with JMAR, and with its consent, such consent not to be unreasonably withheld. The final federal and state income tax returns for SAL shall be prepared consistent with existing elections and past practice (but in any event consistent with applicable law).

        9.8 Creditor Settlements. In connection with the consummation of the transactions contemplated by the Modification Agreement, Amendment Number 2 and the DI Modification Agreement and in satisfaction of all of SAL's obligations to the creditors of SAL identified in Section 9.8 of the SAL Disclosure Schedule, JMAR agrees to take, or to cause the Surviving Corporation to take, the following actions:

                (a) promptly following the Closing, make cash payments in an aggregate amount not to exceed One Million Two Hundred Thousand Dollars ($1,200,000) to the Persons and in the amounts set forth in Section 9.8(a) of the SAL Disclosure Schedule;

                (b) promptly following the Closing, cause the Surviving Corporation to issue promissory notes of the Surviving Corporation in substantially the form attached hereto as Exhibit Q (the "Creditor Notes") (which notes shall be guaranteed by JMAR pursuant to the terms of the Guarantee) in an aggregate principal amount of One Million Two Hundred Thousand Dollars ($1,200,000) which shall be convertible in accordance with their terms into shares of JMAR Common Stock (the "Creditor Conversion Shares") to the creditors of SAL and in the amounts set forth in Section 9.8(b) of the SAL Disclosure Schedule;

                (c) promptly, and in any event within thirty (30) days, following satisfaction of the Creditor Note Conditions, cause the Surviving Corporation to issue Earn-Out Notes in aggregate principal amount of Five Hundred Thousand Dollars ($500,000) to the creditors of SAL and in the amounts set forth in Section 9.8(c) of the SAL Disclosure Schedule; and

                (d) promptly, and in any event within thirty (30) days, following satisfaction of the Earn-Out Conditions, cause the Surviving Corporation to issue, at the same time and in the same manner the Surviving Corporation issues the Earn-Out Consideration to the Stockholders under Section 3.2, Earn-Out Notes in aggregate principal amount of Four Hundred Thousand Dollars ($400,000) to the creditors of SAL and in the amounts set forth in
Section 9.8(d) of the SAL Disclosure Schedule.

                                    ARTICLE X.
                            SURVIVAL; INDEMNIFICATION

        10.1 Survival of Representations, Etc. All of the representations, warranties, covenants and agreements made in this Agreement or in any attachment, exhibit, the SAL Disclosure Schedule, the JMAR Disclosure Schedule, certificate, document or list delivered pursuant hereto shall survive the Closing hereunder (even if the other party knew or had reason to know of any misrepresentation or breach of warranty at the time of such Closing, unless the other party expressly waives in writing any such breach at or before the time of such Closing) and shall continue in full force and effect until the Escrow Termination Date, except that the



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

representations and warranties set forth in Sections 4.2, 4.4 and 4.28 shall survive the Closing and continue in full force and effect forever thereafter and the representations and warranties set forth in Sections 4.20 and 4.21 shall survive the Closing and continue in full force and effect until the expiration of the applicable statute of limitations (with extensions thereof) plus sixty
(60) days. Each party hereto shall be entitled to rely upon the representations and warranties of the other party set forth in this Agreement. The termination of the representations and warranties provided herein shall not affect the rights of either party in respect of any Claim made by such party in a writing and received by the other party prior to the expiration of the applicable survival period provided herein.

        10.2 Indemnification.

                (a) SAL (prior to Closing only), each of the Persons holding Creditor Notes, each of the Persons holding Earn-Out Notes (to the extent such notes are required to be issued hereunder) and each of the Stockholders, severally but not jointly and subject to the provisions of Sections 10.5 and
10.6 below, shall indemnify, defend, save and hold harmless JMAR, Acquisition, each of their Affiliates and subsidiaries, and each of their respective representatives (the "JMAR Parties"), from and against any and all costs, losses (including, without limitation, diminution in value), Taxes, Liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses, including, without limitation, interest, penalties, lost profits and other losses resulting from any shutdown or curtailment of operations, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing ("Damages") (provided, however that Damages shall exclude lost profits, special, consequential, incidental, and punitive damages and Damages shall be net of any insurance proceeds or net tax benefit actually received by the Indemnified Party in connection with the circumstances giving rise to the right of indemnification), incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty or the inaccuracy of any representation made by SAL in or pursuant to this Agreement or in any attachment, exhibit, certificate, document or list delivered pursuant hereto or the SAL Disclosure Schedule; (ii) any breach of any covenant or agreement made by SAL in or pursuant to this Agreement or in any attachment, exhibit, certificate, document or list delivered pursuant hereto or the SAL Disclosure Schedule; (iii) any Liabilities of SAL other than the Assumed Liabilities; (iv) any and all Taxes imposed with respect to the income, gains, revenue, sales, events, assets or circumstances of SAL through the Effective Time (including Taxes arising as a result of the transactions contemplated herein); (v) any breach of Section 4.24; (vi) any breach of the Stockholder's indemnification obligations set forth in Section 8.4; (vii) any amount JMAR or Acquisition is obligated to pay to the Stockholder/Noteholder Representative pursuant to Section 8.6; or (viii) any claim made by a Stockholder exercising appraisal rights as a dissenting stockholder pursuant to Section 262 of the DGCL.

                (b) JMAR and Acquisition, jointly and severally, shall indemnify, defend, save and hold harmless the Stockholders and each of their respective representatives, heirs and Affiliates (the "SAL Parties"), from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty or the inaccuracy of any representation, made by JMAR and/or Acquisition in or pursuant to this Agreement; (ii) any breach of any covenant or agreement made by JMAR and/or Acquisition in or pursuant to this Agreement and (iii) any Assumed Liability.

                (c) The term "Damages" as used in this Section 10.2 is not limited to matters asserted by third parties against a JMAR Party or SAL Party (an "Indemnified Party"), but includes Damages incurred or sustained by the Indemnified Party in the absence of third party claims. Payments by an Indemnified Party of amounts for which the Indemnified Party is indemnified shall not be a condition precedent to recovery. The obligation of a party from whom indemnification is sought (an "Indemnifying Party") to indemnify an Indemnified Party shall not limit any other rights, including, without limitation, rights of contribution and subrogation, which the Indemnified Party may have under statute or common law. Anything contained in this Agreement to the contrary notwithstanding, none of the holders of the Creditor Notes, the holders of Earn-Out Notes or the Stockholders shall not have any right of contribution or indemnification from, or subrogation against, SAL. Subject to Sections 10.1, 10.5 and 10., JMAR and Acquisition are relying on the truth and accuracy of the representations and warranties made by SAL in this Agreement, and SAL, each holder of Creditor Notes and each holder of Earn-Out Notes (to the extent such notes are required to be issued hereunder) and each of the Stockholders shall be liable pursuant to this Section 10.2 for breach of such representations and warranties without regard to any knowledge, information or belief JMAR or Acquisition has, should have or will have to the effect that such representations and/or warranties may not be, in whole or in part, true, accurate and complete, after giving effect to the SAL Disclosure Schedule. Subject to Sections 10.1, 10.5 and 10.6, the Stockholders are relying on the truth and accuracy of the representations and warranties made by JMAR and Acquisition in this Agreement, and JMAR and Acquisition shall be liable pursuant to this Section 10.2 for breach of such representations and warranties without regard to any knowledge, information or belief the Stockholders have, should have or will have to the effect that such representations and/or warranties may not be, in whole or in part, true, accurate and complete, after giving effect to the JMAR Disclosure Schedule.

                (d) The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the Indemnified Party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

        10.3 Defense of Claims. If a claim for Damages (a "Claim") is to be made by an Indemnified Party against an Indemnifying Party, the Indemnified Party shall, subject to Section 10.1, give written notice (a "Claim Notice") to the Indemnifying Party as soon as practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under Section 10.2. Such Claim Notice shall set forth (a) the specific representation, warranty or covenant alleged to have been breached, (b) the nature and amount of the Claim asserted, together with sufficient facts relating thereto so that the Indemnifying Party may reasonably evaluate such Claim and (c) a calculation or good faith estimate, if such can be reasonably calculated, of the aggregate Damages to which the claimant believes it is entitled in connection with the Claim. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the Indemnifying Party as promptly as practicable (and in any event within fifteen (15) days after the service of the citation or summons). The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification, except to the extent that the Indemnifying Party is actually prejudiced by such failure. After such notice, if the Indemnifying Party shall acknowledge in writing to the Indemnified Party that the Indemnifying Party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the Indemnifying Party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same, at the Indemnifying Party's cost, risk and expense unless the named parties to such action or proceeding include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party and (iii) to compromise or settle such Claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld or delayed. If the Indemnifying Party fails to assume the defense of such Claim within fifteen (15) days after receipt of the Claim Notice, the Indemnified Party against which such Claim has been asserted will (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party's reasonable cost and expense, the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnifying Party; provided, however, that such Claim shall not be compromised or settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall be required to consent to the entry of any judgment or to enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff of a release from all Liability in respect of such Claim. In the event the Indemnified Party assumes the defense of the Claim, the Indemnified Party will keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. Subject to Sections 10.5 and 10.6, the Indemnifying Party shall be liable for any settlement of any action effected pursuant to and in accordance with this
Section 10.3 and for any final judgment (subject to any right of appeal), and the Indemnifying Party agrees to indemnify and hold harmless the Indemnified Party from and against any Damages by reason of such settlement or judgment. For purposes of this Article X, any notice required to be given to one of the Stockholders, and the holders of Creditor Notes and Earn-Out Notes (to the extent they are also Stockholders) or any decision to be made or action to be taken by one of the Stockholders, and the holders of Creditor Notes and Earn-Out Notes (to the extent they are also Stockholders) shall be deemed to have been properly given, made or taken, as the case may be, if such notice is delivered to the Stockholder/Noteholder Representative or such decision is made by or such action is taken by the Stockholder/Noteholder Representative.

        10.4 Payment of Damages. After the amount of any Damages to which any JMAR Party may become entitled by reason of the provisions of this Article X is finally determined in accordance with the provisions of Section 10.3, such amount shall be set-off on a pro rata basis from the outstanding amount of the Creditor Notes. If the Creditor Notes no longer remain outstanding, such amount shall be set-off on a pro rata basis from the outstanding amount of the Earn-Out Notes. If the Creditor Notes and the Earn-Out Notes no longer remain outstanding and shares of JMAR Common Stock are then held in the Escrow Account, such amount shall be paid in accordance with the provisions of the Escrow Agreement. Any amounts to which any SAL Party or any JMAR Party (to the extent payment to a JMAR Party is unavailable under the two immediately preceding sentences) may become entitled by reason of the provisions of this Article X shall be paid by the appropriate Indemnifying Party to such SAL Party or JMAR Party,



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

as the case may be, within fifteen (15) days after the amount of any Damages is determined in accordance with the provisions of Section 10.3.

        10.5 Exclusive Remedy. Except in the case of fraud or willful breach, from and after the Effective Time, recourse of JMAR to the Creditor Notes issued pursuant to Sections 9.8(b), the Creditor Conversion Shares issued upon conversion of such notes, the Earn-Out Notes issued pursuant to Sections 3.2, 9.8(c) and 9.8(d) and the Earn-Out Conversion Shares issued upon conversion of such notes (to the extent JMAR is obligated to issue the Creditor Notes and Earn-Out Notes under such sections) for indemnification Claims as provided in this Agreement shall be the sole and exclusive remedy of JMAR for any breach of this Agreement or otherwise in connection with the transactions contemplated hereby and no other remedy shall be had in contract, tort or otherwise against the Stockholders, all such remedies being hereby expressly waived, except that nothing in this Section 10.5 shall prevent JMAR from seeking injunctive or other equitable relief. As between the Creditor Notes, the Creditor Conversion Shares, the Earn-Out Notes and the Earn-Out Conversion Shares, JMAR shall seek recourse first to the Creditor Notes, followed by the Earn-Out Notes, followed by the Creditor Conversion Shares and then the Earn-Out Conversion Shares.

        10.6 Limitations. Notwithstanding anything herein to the contrary, except in the case of willful or intentional fraud, no Indemnifying Party shall be liable under this Article X for any Damages (other than Damages resulting from or incident to Sections 10.2(a)(iii) through (viii), inclusive) (a) until the aggregate amounts otherwise due any other party or parties entitled to indemnification hereunder exceeds Thirty-Five Thousand Dollars ($35,000) in the aggregate (the "Indemnification Threshold"), in which case such Indemnifying Party will be liable to the Indemnified Party(ies) for the full amount due (including the amount below the Indemnification Threshold) and (b) in excess of the consideration actually paid by JMAR to such Stockholder (determined severally) under this Agreement. The Stockholders as a group shall be treated as a single Indemnifying Party or other party, as the case may be, for purposes of this Section 10.6.

        10.7 Indemnification Dispute Resolution Procedures. Any unresolved dispute, controversy or claim arising out of or relating to the indemnification obligations under this Article X shall be settled in accordance with the dispute resolution provisions of the Escrow Agreement.

                                   ARTICLE XI.
                                  MISCELLANEOUS

        11.1 Termination.

                (a) Generally. This Agreement may be terminated at any time prior to the Closing:

                        (i) By mutual written consent of JMAR and SAL;

                        (ii) By JMAR or SAL if the Closing shall not have occurred on or before July 31, 2001; provided, however, that this provision shall not be available to JMAR if SAL has the right to terminate this Agreement under clause (v) of this Section 11.1, and this provision shall not be available to SAL if JMAR has the right to terminate this Agreement under clause (iv) of this Section 11.1;

                        (iii) By JMAR or SAL if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Closing;

                        (iv) By JMAR if there is a material breach of any representation or warranty set forth in Article IV hereof, in the Stockholders Agreement or any covenant or agreement to be complied with or performed by SAL and/or any Stockholder pursuant to the terms of this Agreement or the failure of a condition set forth in Section 7.1 (with respect to SAL or the Stockholders) or 7.3 hereof to be satisfied (and such condition is not waived in writing by JMAR) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Section 7.1 (with respect to SAL or the Stockholders) or 7.3 hereof to be satisfied on or prior to the Closing Date; provided, however, that JMAR may not terminate this Agreement prior to the Closing Date if SAL has not had at least twenty (20) days to cure any such failure of a condition; or

                        (v) By SAL if there is a material breach of any representation or warranty set forth in Article V hereof or of any covenant or agreement to be complied with or performed by JMAR pursuant to the terms of this Agreement or the failure of a condition set forth in Section 7.1 (with respect to JMAR or Acquisition) or 7.2 to be satisfied (and such condition is not waived in writing by SAL) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in
Section 7.1 (with respect to JMAR or Acquisition) or 7.2 to be satisfied on or prior to the Closing Date; provided, however, that SAL may not terminate this Agreement prior to the Closing Date if JMAR has not had at least twenty (20) days to cure any such failure of a condition.

                (b) Effect of Termination. In the event of termination of this
Agreement:

                        (i) Each party will promptly redeliver all documents, work papers and other material (and all copies thereof) of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

                        (ii) The provisions of Sections 6.6 and 6.11 shall continue in full force and effect; and

                        (iii) No party hereto shall have any Liability to any other party to this Agreement, except (A) with respect to breaches arising out of Section 6.6 or 11.10 hereof or out of subsection (i) of this Section 11.1(b) and (B) for any breach of this Agreement occurring prior to its proper termination. The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

        11.2 Further Assurances. On and after the Closing Date, SAL, the Stockholders and JMAR shall use commercially reasonable efforts to take all appropriate action and execute any documents of any kind which may be reasonably necessary or desirable to carry out the provisions hereof.

        11.3 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other party; provided, however, that JMAR may, without such consent, assign all such rights to any Affiliate of JMAR or to any Person that acquires JMAR or substantially all of the assets of JMAR or survives any merger with JMAR. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other Person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

        11.4 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by facsimile, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

               If to SAL, addressed to:

                      Semiconductor Advanced Lithography, Inc.
                      21 Gregory Drive, Suite 2
                      South Burlington, Vermont  05403-6033
                      Fax:  (802) 652-0825
                      Attn: Dr. Daniel Fleming

                      with a copy to:

                      Gravel and Shea
                      P.O. Box 369
                      76 St. Paul Street, 7th Floor
                      Burlington, Vermont  05401
                      Fax:  (802) 658-1456
                      Attn: Peter S. Erly, Esq.

                      If to the Stockholder/Noteholder Representative, addressed to:

                      Green Mountain Capital, L.P.
                      R.F.D. #1 Box 1503
                      Waterbury, Vermont  05676
                      Fax:  (802) 244-8990
                      Attn: I. Michael Sweatman

                      If to JMAR or Acquisition, addressed to:

                      JMAR Technologies, Inc.
                      5800 Armada Drive
                      Carlsbad, California 92008
                      Fax:  (760) 602-3299
                      Attn:  General Counsel

                      with a copy to:

                      Latham & Watkins
                      701 B Street, Suite 2100
                      San Diego, California 92101
                      Fax:  (619) 696-7419
                      Attn:  David A. Hahn, Esq.

or to such other place and with such other copies as any party may designate as to itself by written notice to the others.

        11.5 Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules hereto (including the Disclosure Schedules) constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed by or on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

        11.6 Service of Process. Each of the parties hereto irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party's address set forth herein, or by any other method provided or permitted under Vermont or California law.

        11.7 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        11.8 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        11.9 Exhibits and Schedules. The Exhibits and Schedules attached to this Agreement are incorporated herein and shall be a part of this Agreement for all purposes.

        11.10 Governing Law. All questions with respect to the effects of the Merger and other corporate law questions relating to the transactions contemplated by this Agreement shall be



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

governed and construed in accordance with the DGCL and CCC, as applicable. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Vermont, without regard to principles of conflict of laws.

        11.11 Construction. Differences in language as between similar provisions covering similar matters may reflect differences in style rather than a different substantive intent and should be construed accordingly.

        11.12 Expenses. Except as otherwise specified in this Agreement, each party hereto shall pay its own out-of-pocket expenses, including, but not limited to, legal and accounting fees, incurred in connection with the negotiation, preparation and execution of this Agreement and all other agreements, documents and instruments contemplated hereby, or otherwise in connection with the preparation for carrying this Agreement into effect.

        11.13 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other document or instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such document or instrument.

        11.14 Cumulative Remedies. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

        11.15 Specific Performance. The parties agree that it would be difficult to measure damages which might result from a breach of this Agreement by JMAR, Acquisition, SAL or the Stockholders and that money damages would be an inadequate remedy for such a breach. Accordingly, if there is a breach or proposed breach of any provision of this Agreement by JMAR, Acquisition, SAL or the Stockholders, the non-breaching party shall be entitled, in addition to any other remedies which it may have, to an injunction or other appropriate equitable relief to restrain such breach without having to show or prove actual damage.


                             Signature Page Follows



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

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.



                                            JMAR TECHNOLOGIES, INC.,
                                            a Delaware corporation ("JMAR")


                                            By:
                                               ---------------------------------
                                               Name:
                                                    ----------------------------
                                               Its:
                                                   -----------------------------

                                            JMAR/SAL LITHOGRAPHY, INC.,
                                            a California corporation
                                            ("Acquisition")



                                            By:
                                               ---------------------------------
                                               Name:
                                                    ----------------------------
                                               Its:
                                                   -----------------------------


                                            SEMICONDUCTOR ADVANCED
                                            LITHOGRAPHY, INC.,
                                            a Delaware corporation ("SAL")




                                            By:
                                               ---------------------------------
                                               Name:  Daniel J. Fleming
                                               Its:  President